UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [  ]

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to SS.240.14a-11(c) or SS.240.14a-12

CLEARFIELD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Clearfield, Inc.

7050 Winnetka Avenue North, Suite 100
Brooklyn Park, Minnesota 55428
(763) 476-6866
____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held February 25, 2016
____________________

TO THE SHAREHOLDERS OF
CLEARFIELD, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Clearfield, Inc., a Minnesota corporation, will be held on Thursday, February 25, 2016, at 2:00 p.m. (local time), at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428 for the following purposes:

1.	Elect five (5) directors to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified;

2.	Approve Amended and Restated Bylaws of Clearfield, Inc.

3.	Ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for Clearfield, Inc. for the fiscal year ending September 30, 2016.

Only holders of record of Clearfield, Inc.’s common stock at the close of business on December 30, 2015 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Ronald G. Roth
Chairman of the Board of Directors

January 15, 2016

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, FEBRUARY 25, 2016

We are making our proxy materials available electronically via the Internet. You may access the following proxy materials at http://materials.proxyvote.com:

— Notice of 2016 Annual Meeting of Shareholders to be held on Thursday, February 25, 2016;

— Proxy Statement for 2016 Annual Meeting of Shareholders; and

— Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

On or about January 15, 2016, we mailed to some of our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability includes instructions to access your proxy card to vote via the Internet, as well as how to request paper or e-mail copies of our proxy materials. Other shareholders received an e-mail notification that provided instructions on how to access our proxy materials and vote via the Internet, or were mailed paper copies of our proxy materials and a proxy card that provides instructions for voting via the Internet, by telephone or by mail.

If you received the Notice of Internet Availability and would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive e-mails with instructions to access these materials via the Internet unless you elect otherwise.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

i

table of contents

Page

PROXY STATEMENT	1
Solicitation of Proxies	1
Cost and Method of Solicitation	1
Voting	1
Differences Between Shareholder of Record and Beneficial Owners	1
Quorum and Voting Requirements	2
Casting Your Vote as a Record Holder	2
Casting Your Vote as a Street Name Holder	2
Revoking a Proxy	3
Annual Meeting and Special Meetings; Bylaw Amendments	3
OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT	4
PROPOSAL 1: ELECTION OF DIRECTORS	5
Information Regarding Nominees	5
Vote Required for Proposal 1	6
PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED BYLAWS	7
Description of Amendments	7
Effect of Shareholder Vote	10
Vote Required for Proposal 2	10
CORPORATE GOVERNANCE	11
Board Independence	11
Committees of the Board of Directors and Committee Independence	11
Board Leadership Structure	12
Board’s Role in Risk Oversight	12
Director Nominations	13
Board Attendance at Board, Committee and Annual Shareholder Meetings	14
Communications with Directors	14
Code of Ethics	15
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	15
EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16
Report of the Compensation Committee	19
Summary Compensation Table	20
Grants of Plan-Based Awards in Fiscal Year 2015	21
Outstanding Equity Awards at Fiscal Year-End	21
2015 Options Exercised and Stock Vested	22
Employment Arrangements with Named Executive Officers	23
Definitions of Employment Agreement and Plan Terms	27
DIRECTOR COMPENSATION	30
PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS	31
Vote Required for Proposal 3	31
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS	31
Accountant Fees and Services	32
Audit Committee Pre-Approval Procedures	32
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	33
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	34
SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES FOR 2017 ANNUAL MEETING	34
OTHER BUSINESS	35

Appendix A: Amended and Restated Bylaws of Clearfield, Inc.

ii

Clearfield, Inc.

7050 Winnetka Avenue North, Suite 100
Brooklyn Park, Minnesota 55428
(763) 476-6866
____________________

PROXY STATEMENT

____________________

Solicitation of Proxies

The accompanying Proxy is solicited on behalf of the Board of Directors of Clearfield, Inc. (“we” or “Clearfield”) for use at the Annual Meeting of Shareholders to be held on February 25, 2016, at 2:00 p.m. (local time) at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428, and at any postponements or adjournments thereof (the “Annual Meeting”). The mailing of this proxy statement to our shareholders commenced on or about January 15, 2016.

Cost and Method of Solicitation

This solicitation of proxies to be voted at the Annual Meeting is being made by our Board of Directors. The cost of this solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person. We may also request banks, brokers and other nominees to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks, brokers or nominees for their reasonable out-of-pocket expenses.

Voting

The total number of shares outstanding and entitled to vote at the Annual Meeting as of December 30, 2015 consisted of 13,693,853 shares of common stock, $0.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on December 30, 2015 will be entitled to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Differences Between Shareholder of Record and Beneficial Owners

You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent.

You are a beneficial owner if at the close of business on the record date your shares were held by a bank, brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will not be able to vote your shares with respect to either Proposal 1: Election of Directors or Proposal 2: Approval of Amended and Restated Bylaws and only will be able to vote your shares with respect to Proposal 3: Appointment of Independent Auditors being presented to shareholders at the Annual Meeting.

Record holders should review the additional information below under “Casting Your Vote as a Record Holder.”

Street name holders should review the additional information below under “Casting Your Vote as a Street Name Holder.”

Quorum and Voting Requirements

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present, in person or by proxy, before action may be taken at the Annual Meeting.

Proposal 1 relates to the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing five directors, the five nominees receiving the highest number of votes will be elected. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 2: Approval of Amended and Restated Bylaws. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2.

The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 3: Appointment of Independent Auditors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 3.

Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether shareholders have approved that matter. Therefore, if you abstain from voting on Proposal 2 or Proposal 3, it has the same effect as a vote against that proposal. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1: Election of Directors, Proposal 2: Approval of Amended and Restated Bylaws, or Proposal 3: Appointment of Independent Auditors.

So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Casting Your Vote as a Record Holder

If you are the shareholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting. If you are a record holder and you vote your shares, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy without voting instructions, your shares will be voted “FOR” each director nominee identified in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

Casting Your Vote as a Street Name Holder

If you are a street name holder and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Your broker is entitled to vote in its discretion on Proposal 3: Appointment of Independent Auditors.

If you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is sometimes called a “broker non-vote.” Brokers and nominees do not have discretionary authority to vote on Proposal 1: Election of Directors or Proposal 2: Approval of Amended and Restated Bylaws.

As a result, if you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, no votes will be cast on your behalf on either Proposal 1 or Proposal 2. Because of these broker voting rules, all street name holders are urged to provide instructions to their brokers or nominees on how to vote their shares at the Annual Meeting.

Make your vote count! Instruct your broker how to cast your vote!

If you hold your shares in street name, your broker will continue to have discretion to vote any uninstructed shares on Proposal 3: Ratification of the Appointment of Independent Auditors.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Secretary of Clearfield, Inc.;

•	Submitting a properly signed proxy card with a later date;

•	If you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility; or

•	Voting in person at the Annual Meeting.

All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428, and our telephone number is (763) 476-6866.

Annual Meeting and Special Meetings; Bylaw Amendments

This 2016 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws as currently in effect (the “Existing Bylaws”). Under the Existing Bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our Chief Executive Officer, Chief Financial Officer, any two directors or by a shareholder or shareholders holding 10% or more of shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the Annual Meeting. If Proposal 2: Approval of Amended and Restated Bylaws is approved, the Chief Executive Officer or Chief Financial Officer shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting that does not meet the requirements of Section 2.04-b of the Amended and Restated Bylaws, a copy of which is attached to this proxy statement as Appendix A (the “New Bylaws”).

The Existing Bylaws and the New Bylaws both contain advance notice requirements relating to director nominations by shareholders and shareholder proposals. For more information, please review the section of this proxy statement entitled “Shareholder Proposals and Shareholder Nominees for 2017 Annual Meeting.” If Proposal 2: Approval of Amended and Restated Bylaws is approved, the New Bylaws will become effective on the date of the Annual Meeting. If Proposal 2: Approval of Amended and Restated Bylaws is not approved, the Existing Bylaws will continue in effect until later amended in accordance with law.

The Existing Bylaws may be amended or altered by an action of the Board of Directors at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, under the Existing Bylaws the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase the number of directors.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of December 30, 2015 with respect to our common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to us to beneficially own more than five percent of our common stock, (iii) each executive officer named in the Summary Compensation Table (the “named executive officers”), and (iv) all current executive officers and directors as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. Except as indicated below, the business address of each individual set forth below is 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding
Ronald G. Roth (2)(3)(4)	1,369,807	10.0%
Cheryl Beranek (2)(3)(5)	568,972	4.1%
Patrick Goepel (2)(3)(6)	108,595	*
Charles N. Hayssen (2)(3)	173,332	1.3%
Donald R. Hayward (2)(3)	10,042	*
John G. Reddan (2)	34,942	*
Stephen L. Zuckerman, M.D. (2)	32,842	*
John P. Hill (5)	222,603	1.6%
Daniel R. Herzog (5)	93,210	*
All current executive officers and directors as a group (9 persons)	2,614,345	19.0%

* Less than one percent

(1)	Includes the following number of shares that could be purchased within 60 days of December 30, 2015 upon the exercise of stock options: Mr. Roth, no shares; Ms. Beranek, 30,000 shares; Mr. Goepel, no shares; Mr. Hayssen, 4,900 shares; Mr. Hayward, no shares; Mr. Reddan, 4,900 shares; Dr. Zuckerman, no shares; Mr. Hill, 30,000 shares; Mr. Herzog, 30,000 shares; and all current directors and executive officers as a group, 99,800 shares.

(2)	Currently serves as our director.

(3)	Nominated for election as a director at the Annual Meeting.

(4)	Includes 176,760 shares owned by Mr. Roth’s spouse.

(5)	Named Executive Officer.

(6)	Includes 16,750 shares owned by Mr. Goepel’s spouse.

PROPOSAL 1:
ELECTION OF DIRECTORS

Five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the five persons named below. Each nominee is currently a director of Clearfield. Except for Patrick Goepel who was elected to the Board on September 1, 2015, all nominees were elected by the shareholders at our 2015 Annual Meeting. In November 2015, John G. Reddan and Dr. Stephen L. Zuckerman notified the Board that they would not stand for re-election at the Annual Meeting.

The persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the nominees named below as directors, unless otherwise directed. Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose. The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.

We know of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, our directors or our executive officers.

Pursuant to our bylaws, the authorized number of directors is set at seven. If Proposal 2: Approval of Amended and Restated Bylaws is approved, the Board of Directors intends to reduce the number of authorized directors to five following the Annual Meeting. If Proposal 2: Approval of Amended and Restated Bylaws is not approved, the Board of Directors the number of authorized directors will remain at seven with five directors serving and two vacancies.

Information Regarding Nominees

Set forth below is biographical and other information with respect to each nominee, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director of Clearfield at this time.

Cheryl Beranek, age 53, has served as our director since 2007. Ms. Beranek has also served as our President and Chief Executive Officer since June 2007. From July 2003 to June 2007, Ms. Beranek served as President of our former subsidiary, APA Cables and Networks. Prior to joining the Company, Ms. Beranek was President of Americable from 2002 until July 2003, when we acquired Americable. She also served as the Chief Operating Officer of Americable in 2001 and 2002. Ms. Beranek holds a Bachelor of Science degree from Southwest Minnesota State University and a Master’s of Science degree from North Dakota State University.

Ms. Beranek is qualified to serve on the Clearfield Board of Directors because she brings to the Board a keen understanding of our business and industry developed through her tenure as our Chief Executive Officer and in her previous position as the President of our former subsidiary. Additionally, Ms. Beranek’s role as our Chief Executive Officer allows her to provide the Board with her unique insight as a member of management on our business and our operations.

Ronald G. Roth, age 70, has served as our director since 2002. Mr. Roth is currently retired. Mr. Roth was Chairman of the Board and Chief Executive Officer of Waste Systems Corp., a privately held waste hauling and disposal company, for 25 years prior to its sale to a national solid waste management company in 1995. From 1995 to 2001, he was Chairman of the Board of Access Cash International L.L.C., a North American provider of ATMs and related processing and financial services until its sale. Since 1990 he has been an owner of, and has served in various capacities, including Chairman of the Board and an officer, with Phillips Recycling Systems. Mr. Roth holds a Bachelor of Arts degree in marketing from Michigan State University.

Mr. Roth is qualified to serve on the Clearfield Board of Directors because he brings to the Board a strong background in executive management through his service for more than 25 years as the Chief Executive Officer or executive officer of several companies.

Charles N. Hayssen, age 64, has served as our director since 2008. Since January 2009, Mr. Hayssen has served as the President of Safeway Driving School, a privately-held provider of driver’s education services. From August 2007 to September 2008, Mr. Hayssen was a private investor. From August 2004 until August 2007, Mr. Hayssen was Chief Operating Officer of AllOver Media, Inc., a privately-held out-of-home media company. From September 2002 to April 2004, Mr. Hayssen was the Chief Financial Officer of ThinkEquity Partners LLC, an equity capital markets firm. From March 2004 to May 2009, Mr. Hayssen was a director of Lenox Group Inc., a publicly held designer, distributor, wholesaler and retailer of fine quality tableware, collectible and other giftware products, until it filed petition for reorganization relief in November 2008. Mr. Hayssen holds a Bachelor of Arts degree from Dartmouth and from the University of Chicago Graduate School of Business, a Masters of Business Administration degree.

Mr. Hayssen brings strong executive management and financial management experience to the Board, as well as experience as a director of a publicly traded company, that qualify him to serve as a director of Clearfield. In addition, Mr. Hayssen qualifies as an audit committee financial expert.

Donald R. Hayward, age 58, has served as our director since 2007. Since 2006, Mr. Hayward has served as the President of Engel Diversified Industries (EDI), a privately held manufacturing company. From 1997 until joining EDI, Mr. Hayward was Director of Corporate Services at Minnesota Technology, Inc. a publicly funded, private non-profit in support of Minnesota’s technology community. Mr. Hayward holds a Bachelor of Science degree in business administration and economics from the University of Wisconsin.

Mr. Hayward’s executive leadership experience, his familiarity with the business and operations of a manufacturing company developed through his service at EDI, and his background in technology qualify him to serve as a director of Clearfield.

Patrick Goepel, age 54, has served as our director since September 1, 2015. Since January 2010, Mr. Goepel has served as the President and Chief Executive Officer of Asure Software, Inc., a publicly-held provider of workplace management software (NasdaqCM: ASUR). He previously served as Asure Software’s Interim Chief Executive Officer from September 2009 to January 2010 and has served as its director since August 2009. Previously, he was the President and Chief Executive Officer of Fidelity Investment’s Human Resource Services Division from 2006 to 2008 and President and Chief Executive Officer of Advantec from 2005 to 2006. A former board member of iEmployee, Mr. Goepel currently serves on the board of directors of APPD Investments, and SafeGuard World International. He also served on the board of AllOver Media Holdings, Inc. until its sale to a private equity firm in March 2015.

Mr. Goepel’s public company executive management and board experience, as well as his background in successful execution of global expansion, operational and M&A initiatives, qualify him to serve as a director of Clearfield. In addition, Mr. Goepel qualifies as an audit committee financial expert.

Vote Required for Proposal 1

Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing five directors, the five nominees receiving the highest number of votes will be elected.

The Board of Directors Recommends
Shareholders Vote FOR the Election of Each Nominee
_________________________________

PROPOSAL 2:
APPROVAL OF AMENDED AND RESTATED BYLAWS

In December 2015, our Board of Directors conducted a review of certain aspects of our corporate governance, including a review of our bylaws as currently in effect (the “Existing Bylaws”). The Existing Bylaws were adopted on February 17, 1999 and were last amended, solely to add provisions allowing uncertificated shares, in August 2007.

On December 10, 2015, our Board of Directors approved Amended and Restated Bylaws of Clearfield, Inc. (the “New Bylaws”). The full text of the New Bylaws are attached hereto as Appendix A. The proposed changes to the Existing Bylaws are reflected in the New Bylaws in the form of markings which indicate proposed deletions by striking through text that is proposed to be deleted, for example "~~proposed deletion~~", and indicate proposed additions by underlining the text that is proposed to be added, for example "proposed addition."

The Existing Bylaws allow the Board of Directors to unilaterally adopt amendments to the bylaws without shareholder approval except that the Board of Directors may not make, alter, or repeal any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend a Bylaw to increase the number of Directors. Some of the amendments reflected in the New Bylaws relate to fixing the number of directors and their qualifications and the effect of other amendments reflected in the New Bylaws may be considered prescribing procedures for removing directors. Although the Board has the authority to effect the other proposed changes to the Existing Bylaws described above without shareholder approval, the Company is seeking the approval by the Company’s shareholders of all of the proposed changes to the Existing Bylaws.

Description of Amendments

The amendments contained within the New Bylaws that relate to fixing the number of directors and their qualifications and the other amendments reflected in the New Bylaws may be considered prescribing procedures for removing directors are summarized as follows:

Location of Change	Summary of Provision	Rationale Supporting Change
New Section 2.04-b

Provides that the Chief Executive Officer or Chief Financial Officer shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting:

(i) that does not comply with Section 2.04 or that does not comply with Section 2.14;

(ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law;

(iii) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date was fixed prior to delivery of such demand and such demand is delivered between the time beginning on the day after such previous record date and ending on the one-year anniversary of such previous record date (and, for purposes of Section 2.04-b, the election of Directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of Directors);

(iv) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the date that is 120 after such officer receives such demand;

(v) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by such officer of such demand to call a special meeting;

(vi) a Similar Item is included in the Company’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held; or

(vii) such special meeting demand was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

These changes are appropriate to ensure that special meetings of shareholders are not called in a manner or called to consider matters not in accordance with law and to ensure that the business considered at a special meeting is not duplicative with business recently considered at a previous shareholder meeting or with business that will be considered at an upcoming shareholder meeting.

Location of Change	Summary of Provision	Rationale Supporting Change
Section 2.14

Amends the advance notice requirements to require that a person making a nomination or submitting a proposal must be a shareholder both as of the time such person gives notice to us and at the time of the meeting.

Changes the time frames for shareholders to submit a notice of a director nomination or notice of a proposal to the Company to provide that to be timely, the notice must be received at our principal executive office not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders.

Adds provisions requiring a shareholder to provide certain information in order for the shareholder’s notice of nomination or proposal to be in proper form, including, as to the shareholder and any beneficial owner on whose behalf the nomination or proposal is made, information relating to Derivative Instruments, voting arrangements, short interests, dividend rights, and performance-fees. Also requires a shareholder to provide representations relating to the shareholder’s eligibility to make a nomination or proposal and the shareholder’s intention to appear in person or by proxy at the meeting to make the nomination or proposal.

These changes will provide us and shareholders with greater certainty regarding the timeframes in which to submit notices and the new timeframes better correspond to the typical timeframes for our internal work in preparation for a shareholder meeting.

The new information requirements will enable us to better understand the voting and economic interests of a shareholder submitting a notice of nomination or proposal, as well as those of any beneficial owner on whose behalf the nomination or proposal is made.

Section 2.15	Adds a bylaw providing, among other things, that proposal submitted by a shareholder for inclusion in our proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) will be deemed to have also been submitted on a timely basis pursuant to Section 2.14-b of the New Bylaws.	This bylaw clarifies the relationship between the advance notice requirements of the New Bylaws and Exchange Act rules.

Location of Change	Summary of Provision	Rationale Supporting Change
Section 3.02	Amended to provide that the authorized number of directors maybe be decreased, as well as increased, from time to time by resolution of the Board of Directors.	The Board is best positioned to determine the appropriate number of directors that should be serving on the Board and to make any increases or decreases in that number.

As described in greater detail elsewhere in this proxy statement, we maintain a strong system of corporate governance that includes the following features:

•	an annually elected Board comprised primarily of independent directors;

•	a robust Chairman role and separation between role of the Chairman and the role of the Chief Executive Officer;

•	no supermajority voting provisions; and

•	no shareholder rights plan (“poison pill”).

None of the amendments contained in the New Bylaws change any aspect of these features of our corporate governance.

In addition to the amendments described above, the New Bylaws reflect several other amendments, including:

•	adding a bylaw providing that within 30 days after receipt of a shareholder’s demand by an officer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the Company;

•	providing that notice of a shareholder meeting may be given by means of electronic communication as permitted by Minnesota law, which is how many shareholders prefer to receive notices of meetings of shareholders, and that notices may be given to groups of shareholders if permitted by Exchange Act rules, which includes the practice of “householding” or the distribution of notices to shareholders sharing the same address;

•	eliminating the requirement that the Board meet annually to elect officers, which we believe is an unnecessary requirement;

•	changing the Chairman position from an officer position to a non-officer position within the Board, which is consistent with our past practice and our Governance Guidelines;

•	removing the limitations on the authority of committees of the Board, which is no longer required by Minnesota law and will give the Board with greater flexibility in our governance structure;

•	eliminating the ability of the Board of Directors to require the Chief Financial Officer to post a performance bond, which we believe is an obsolete practice;

•	eliminating provisions specifying the manner in which the Board must determine fair market value of assets to determine whether we may pay a dividend or purchase our shares; and

•	making certain other clarifying amendments or amendments to reflect changes in Minnesota law since the Existing Bylaws were last amended and restated in 1999.

This description of the New Bylaws is a summary and is qualified by and subject to the full text of the New Bylaws, which is attached to this proxy statement as Appendix A.

Effect of Shareholder Vote

If this Proposal 2 is approved by our shareholders, the New Bylaws will become effective upon approval. If this Proposal 2 is not approved by our shareholders, the Existing Bylaws will continue in effect although the Board of Directors will continue to have authority to adopt amendments to the Existing Bylaws without shareholder approval subject to the limitations of the Existing Bylaws.

Vote Required for Proposal 2

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on Proposal 2.

The Board of Directors Recommends
Shareholders Vote FOR

Proposal 2: Approval of Amended and Restated Bylaws
_________________________________

CORPORATE GOVERNANCE

Board Independence

The Board of Directors undertook a review of director independence in November 2015 as to all seven directors then serving. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and Clearfield, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board of Directors affirmatively determined that each of the directors, with the exception of Ms. Beranek, is independent according to the “independence” definition of the Nasdaq Listing Rules. Ms. Beranek is not independent under the Nasdaq Listing Rules because she is employed by Clearfield and serves as our executive officer.

Committees of the Board of Directors and Committee Independence

The Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The composition and function of these committees are set forth below.

Compensation Committee. The Compensation Committee reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers of our company. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers. The Compensation Committee annually reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer and the other executive officers, as well as the Board of Directors evaluation of the Chief Executive Officer pursuant to the evaluation process established by the Nominating and Corporate Governance Committee. In connection with its review of compensation of executive officers or any form of incentive or performance based compensation, the Committee will also review and discuss risks arising from our compensation policies and practices. The Compensation Committee also administers our 2007 Stock Compensation Plan.

The charter of the Compensation Committee requires that this Committee consist of no fewer than two Board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.clearfieldconnection.com.

The current members of the Compensation Committee are Ronald G. Roth (Chair), Patrick Goepel, John G. Reddan and Stephen L. Zuckerman, M.D. During fiscal year 2015, the Compensation Committee met four times, including in executive session without management present. A report of the Compensation Committee is set forth below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of our company, ensuring that our Board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer. The Nominating and Corporate Governance Committee is also responsible for the leadership structure of our Board, including the composition of the Board and its committees, and an annual review of the position of Chairman of the Board. As part of its annual review, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as Chairman and making recommendation to the Board of Directors for any changes in such position. The Nominating and Corporate Governance Committee also has responsibility for overseeing our annual process of self-evaluation by members of the committees and the Board of Directors as a whole.

The charter of the Nominating and Corporate Governance Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Nominating and Corporate Governance Committee meets these requirements. A copy of the current charter of the Nominating and Corporate Governance Committee is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.clearfieldconnection.com. A copy of our current Governance Guidelines is also available in the “Corporate Governance” section of our website, found through the link to the “For Investors” section. The current members of the Nominating and Corporate Governance Committee are Donald R. Hayward (Chair), John G. Reddan and Stephen L. Zuckerman, M.D. During fiscal year 2015, the Nominating and Corporate Governance Committee met four times.

Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. Under its charter, the Audit Committee exercises oversight of significant risks relating to financial reporting and internal control over financial reporting, including discussing these risks with management and the independent auditor and assessing the steps management has taken to minimize these risks. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

The Audit Committee operates under a written charter and a copy of the current Audit Committee charter is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.clearfieldconnection.com. Our Audit Committee presently consists of four directors: Charles N. Hayssen (Chair), Patrick Goepel, Donald R. Hayward, and John G. Reddan. During fiscal year 2015, the Audit Committee met four times, including in executive session without management present.

The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Our Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Mr. Hayssen and Mr. Goepel each meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the audit committee. A report of the Audit Committee is set forth below.

Board Leadership Structure

The Board consists of a non-executive Chairman of the Board and three standing committees that are each led by a chair. The members of each committee are “independent directors” under the Nasdaq Listing Rules and meet the other similar independence requirements applicable to that committee. Our Chief Executive Officer is a director, but she does not serve as chair of the Board and does not serve on any committee.

We believe that the current Board leadership structure is appropriate for Clearfield at this time because it allows the Board and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the Board, and helps maintain good communication among Board members and with management. In particular, we believe that having our Chief Executive Officer serve as a member of the Board and having a separate individual serve as Chairman of the Board allows the independent directors and the Chief Executive Officer to contribute their different perspectives and roles to our strategy development. Our current Board leadership structure is part of the policies reflected in our Governance Guidelines and the Nominating and Corporate Governance Committee is empowered through its charter to consider and make changes to the structure if necessary.

Board’s Role in Risk Oversight

We face a number of risks, including financial, technological, operational, regulatory, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

Our Board exercises its oversight both through the full Board and through the three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The three standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

The Board and the three committees receive information used in fulfilling their oversight responsibilities through our executive officers and advisors, including our outside legal counsel and our independent registered public accounting firm. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology, quality, regulatory, and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

Director Nominations

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 2.14 of our bylaws as described in the section of this proxy statement entitled “Shareholder Proposals for Nominees.” The Nominating and Corporate Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors. Our Governance Guidelines provides that the Board should generally have between five and seven directors. With the retirement of Mr. Reddan and Dr. Zuckerman and the addition of Mr. Goepel, the Board of Directors following the Annual Meeting will be comprised of five directors. The Nominating and Corporate Governance Committee believes that a five person Board of Directors is appropriate. At five directors, the Board of Directors has a diversity of talent and experience to draw upon, is able to appropriately staff the committees of the Board and engage the directors in Board and committee service, all while maintaining efficient function and communication among members. If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

Criteria for Nomination to the Board; Diversity Considerations. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Nominating and Corporate Governance Committee has not adopted minimum qualifications that nominees must meet in order for the Nominating and Corporate Governance Committee to recommend them to the Board of Directors, as the Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of Clearfield and the Board of Directors. In November 2009, the Nominating and Corporate Governance Committee determined that it would evaluate each prospective nominee against the following standards and qualifications:

•	Background, including demonstrated high personal and professional ethics and integrity;
•	The ability to exercise good business judgment and enhance the Board’s ability to manage and direct the affairs and business of Clearfield;
•	Commitment, including the willingness to devote adequate time to the work of the Board and its committees;
•	The ability to represent the interests of all shareholders and not a particular interest group;
•	The skills needed by the Board, within the context of the existing composition of the Board, including knowledge of our industry and business or experience in business, finance, law, education, research or government;
•	The candidate’ s qualification as “independent” under Nasdaq or other standards and qualification to serve on Board committees; and
•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity. However, as part of the nominee selection process for this Annual Meeting, the Nominating and Corporate Governance Committee reviewed the knowledge, experience, skills, expertise, and other characteristics of each director nominee. Based upon that review, the Nominating and Corporate Governance Committee believes that each director contributes to the Board’s diversity in terms of knowledge, experience, skills, expertise, and other demographics that particular director brings to the Board.

In reviewing prospective nominees, the Nominating and Corporate Governance Committee reviews the number of public-company boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of our Board and its committees. Our Governance Guidelines provide that non-employee directors should serve on no more than four boards of other publicly-held companies, subject to Board waiver with respect to this guideline on a case-by-case basis.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate. The Nominating and Corporate Governance Committee will consider persons recommended by the shareholders using the same standards used for other nominees.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Nominating and Corporate Governance Committee members may interview the prospective nominees in person or by telephone. After completing the evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Board Nominees for the 2016 Annual Meeting. The nominees for the Annual Meeting were selected by the Nominating and Corporate Governance Committee in November 2015. With the exception of Mr. Goepel, all nominees were elected by shareholders at the 2015 Annual Meeting of Shareholders. Mr. Goepel was identified to the Nominating and Corporate Governance Committee by the Chairman of the Board of Directors, Ronald G. Roth. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Nominating and Corporate Governance Committee may choose to do so in the future.

Shareholder Proposals for Nominees. The Nominating and Corporate Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of Clearfield, Inc. To be considered, the written notice must be timely received and in proper form as described in our bylaws and in the section of this proxy statement entitled “Shareholder Proposals and Shareholder Nominees for 2017 Annual Meeting.” If Proposal 2: Approval of Amended and Restated Bylaws is approved, the advance notice requirements of the New Bylaws will become effective on the date of the Annual Meeting. If Proposal 2: Approval of Amended and Restated Bylaws is not approved, the advance notice requirements of the Existing Bylaws will continue in effect until later amended in accordance with law.

Board Attendance at Board, Committee and Annual Shareholder Meetings

During fiscal year 2015, the Board of Directors met seven times. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he or she served during fiscal year 2015. The Board of Directors regularly meets in executive session without the presence of members of management, including the Chief Executive Officer. We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend all meetings, including the annual meeting of shareholders. All directors then serving attended the 2015 Annual Meeting of Shareholders.

Communications with Directors

Shareholders may communicate with the Board of Directors as a group, the chair of any committee of the Board of Directors, or any individual director by sending an e-mail to board@clfd.net or by directing the communication in care of the Secretary of Clearfield, to the address set forth on the front page of this proxy statement. Shareholders making a communication in this manner will receive a confirmation of receipt of the communication if the Secretary is provided with an address for that purpose and the shareholder does not otherwise request that no confirmation be sent.

All communications that are not excluded for the reasons stated below will be forwarded unaltered to the director(s) to which the communication is addressed or to the other appropriate director(s). Communications received from shareholders will be forwarded as part of the materials sent before the next regularly scheduled Board or committee meeting, although the Board has authorized the Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant.

The Board of Directors has authorized the Secretary to exclude a communication on matters that are unrelated to the duties and responsibilities of the Board, such as:

•	Product inquiries, complaints or suggestions

•	New product suggestions

•	Resumes and other forms of job inquiries

•	Surveys

•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any excluded communication will be made available to the Board of Directors upon request of any director.

If shareholders have a communication that is a proposal for a nominee for director or is a proposal for shareholder action to be included in our proxy statement, the communication must be directed to Secretary and must conform to the requirements of Clearfield’s bylaws. If Proposal 2: Approval of Amended and Restated Bylaws is approved, the New Bylaws will become effective on the date of the Annual Meeting. If Proposal 2: Approval of Amended and Restated Bylaws is not approved, the Existing Bylaws will continue in effect until later amended in accordance with law. For more information, please review the Existing Bylaws, the New Bylaws and the sections of this proxy statement entitled “Director Nominations – Shareholder Proposals for Nominees” and “Shareholder Proposals and Shareholder Nominees for 2017 Annual Meeting.”

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and controller. This code of ethics is included in our Code of Ethics and Business Conduct which is publicly available by following the link to under “About Clearfield” to the “For Investors” section of our website at www.clearfieldconnection.com. To the extent permitted, we intend to disclose any amendments to, or waivers from, the code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions or with respect to the required elements of the code of ethics on our website at www.clearfieldconnection.com under the “Corporate Policies” page of the “For Investors” section.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

In accordance with its charter, the Audit Committee reviewed and discussed the audited financial statements with management and Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm. The discussions with Baker Tilly Virchow Krause, LLP also included the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Baker Tilly Virchow Krause, LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Baker Tilly Virchow Krause, LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ending September 30, 2015.

BY: THE AUDIT COMMITTEE
Charles N. Hayssen (Chair)
Patrick Goepel
Donald R. Hayward
John G. Reddan

EXECUTIVE OFFICERS

Set forth below is biographical and other information for our current executive officers. Information about Ms. Cheryl Beranek, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Election of Directors.”

John P. Hill, 50, was appointed as our Chief Operating Officer effective October 30, 2008. Prior to being appointed in this position, Mr. Hill had been our Vice President of Engineering and Product Management since 2007. He also served as our Vice President of Product Management and Development from 2004 to 2007 and was our first Vice President of Sales from 2003 to 2004. Mr. Hill attended Macalester College and the University of Minnesota.

Daniel R. Herzog, 51, has been Chief Financial Officer since August 25, 2011 and served as Interim Chief Financial Officer from February 19, 2011 until his appointment in August 2011. He served as Clearfield’s Vice President of Administration from June 2009, until his appointment as Interim Chief Financial Officer, which also includes the duties of Vice President of Administration.  Mr. Herzog previously served as our Comptroller and principal accounting officer from September 2003 through February 2006. Mr. Herzog held positions of Controller and Chief Financial Officer in his 13 years at Americable, which was acquired by Clearfield in 2003. Mr. Herzog received his Bachelors of Arts degree in Accounting in 1986 from Gustavus Adolphus College in St. Peter, Minnesota.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion of executive compensation describes various aspects of our compensation policies and practices as applied to the following executive officers who are referred to in this proxy statement as the “named executive officers”:

•	Cheryl Beranek, our Chief Executive Officer

•	Daniel R. Herzog, our Chief Financial Officer

•	John P. Hill, our Chief Operating Officer

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during fiscal year 2015, as reported in the compensation tables and accompanying narrative sections appearing on pages 16 to 27 of this proxy statement.

Overview of the Executive Compensation Process

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee has also been appointed by the Board of Directors to administer our equity compensation plans, which for fiscal year 2015 consisted of the 2007 Stock Compensation Plan (the “2007 Plan”).

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. On November 20, 2014, the Compensation Committee recommended and the Board of Directors approved the establishment of a cash incentive compensation program for fiscal year 2015 (the “2015 Bonus Plan”) for certain of our employees including executive officers. As part of the establishment of the 2015 Bonus Plan, the Board also approved the target and maximum goals under the 2015 Bonus Plan and the cash bonuses that executive officers may earn under the 2015 Bonus Plan based upon percentages of their respective salaries based upon the recommendation of the Compensation Committee.

Our Compensation Philosophy

Our philosophy with respect to the compensation of executive officers is based upon the following principles, which are also applicable to compensation of all employees:

•	Base salaries should be set at levels that recognize the significant potential compensation opportunities available through performance based compensation; and

•	Performance-based compensation should constitute a significant portion of the executive’s overall compensation and be available to the executive when they individually deliver, and we as a company deliver, high performance.

The Compensation Committee reviews our compensation philosophy and our compensation programs regularly (no less than annually). The Compensation Committee’s review is two-fold: first, to ensure our philosophy and programs meet our objectives of providing compensation that attracts and retains superior executive talent and encourages our executive officers to achieve our business goals and second, to identify changes and trends in executive compensation policies and practices.

Use of Compensation Consultant and Role of Management

Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. The compensation consultant and any other adviser retained by the Compensation Committee report to the Compensation Committee. For fiscal year 2015, the Compensation Committee did not retain a compensation consultant. Instead, the Compensation Committee reviewed certain aspects of our historical compensation practices and other information against which it measured the competitiveness of our compensation of the named executive officers in fiscal year 2015.

In determining compensation for named executive officers, other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all named executive officers, the awards under the cash incentive compensation program such as the 2015 Bonus Plan, discretionary bonuses, and equity awards. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2015 Bonus Plan. No named executive officer, other than the Chief Executive Officer, has a role in establishing executive compensation. From time to time, the named executive officers are invited to attend meetings of the Compensation Committee. However, no named executive officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such named executive officer’s compensation.

2015 Compensation for Named Executive Officers

For the named executive officers, annual compensation consists of base salary, an annual cash bonus based on achievement of goals determined by the Compensation Committee, and long-term equity compensation. Ms. Beranek, who is both a director and a named executive officer, receives no compensation for her service as a Board member.

Base Salaries

On November 20, 2014, the Committee recommended and the Board of Directors approved increases in the annual base salaries of Messrs. Hill and Herzog to $282,400 and $175,400, respectively. The annual base salary of Ms. Beranek was not changed and remained at $282,400.

In determining the base salaries, the Compensation Committee reviewed and discussed our budget for fiscal year 2015, including budgeted employee compensation expense. The Compensation Committee also reviewed the historical base salary information for each named executive officer, as well as the total cash compensation the named executive officers may earn from the 2015 Bonus Plan. The Compensation Committee also considered our overall performance in fiscal year 2014 and expected performance in fiscal year 2015, the duties of the named executive officer, the named executive officer’s performance, and the recommendations of the Chief Executive Officer.

Design of and Payouts under the 2015 Bonus Plan

Consistent with its compensation philosophy and the objectives of annual cash incentive programs generally, the Compensation Committee adopted the 2015 Bonus Plan as our performance based compensation program.

Under the 2015 Bonus Plan, our achievement operating income, excluding taxes, other income or expense, and any bonus amounts (“ICO”) determined a bonus pool available for payment of bonuses to all eligible employees, including the executive officers. For fiscal year 2015, the Compensation Committee determined that the bonus pool would be calculated as 17% of ICO. Only participants who continue to be employed as of the end of the fiscal year were eligible to receive bonuses in the 2015 Bonus Plan.

The Compensation Committee selected ICO as a metric in order to incentivize both the revenue and expense management aspects of operating performance to drive prudent growth in our business. Further, the Compensation Committee believes it is important that bonus amounts be funded from amounts actually earned by the Company from its operations.

In connection with its approval of the design of the 2015 Bonus Plan, the Compensation Committee also recommended and the Board also approved the amounts that may be earned by the executives officers under the 2015 Bonus Plan at the maximum amount of each performance goal as a percentage of the that executive’s base salary as follows: 150% for Ms. Beranek and Mr. Hill and 50% for Mr. Herzog. Because the bonus pool is calculated as a percentage of ICO, the percentage of an executive’s base salary that may be earned would decrease proportionately from the maximum such that there is no target amount and the minimum is zero.

For fiscal year 2015, our ICO was $8,495,000. Using the formula for calculating the bonus pool set by the Compensation Committee, our achievement of these performance goals for fiscal year 2015 resulted in a bonus pool of $1,444,000. On November 10, 2015, the Compensation Committee approved the following payouts to the Executives from the amounts remaining in the bonus pool: Ms. Beranek, $250,000 or 88.5% of her base salary; Mr. Hill, $250,000 or 88.5% of his base salary, and Mr. Herzog $56,462 or 32.3% of his base salary.

Long-Term Equity Compensation

The Compensation Committee may from time to time grant equity awards to executive officers for their performance during a fiscal year or on a case-by-case basis to reward particular aspects of performance during a fiscal year. The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 2007 Plan, except in limited and special circumstances.

There were no equity awards granted to the named executive officers in fiscal year 2015. In fiscal year 2014, the Compensation Committee granted restricted stock awards to the named executive officers.

In August 2009, the Compensation Committee delegated its authority to the Chief Executive Officer under the 2007 Plan to make grants of options to purchase our common stock to newly hired non-executive employees who are hired between scheduled meetings of the Compensation Committee. Further, the Chief Executive Officer’s authority is limited to grant equity awards, including options and restricted stock awards, of no more than 5,000 shares to any non-executive employee and she must advise the Compensation Committee at its next meeting of the terms of any such grant. In all other respects, equity awards granted pursuant to the Chief Executive Officer’s delegated authority shall have the terms and conditions applicable to equity awards specified in the 2007 Plan and consistent with the new-hire equity awards previously approved by the Committee. During fiscal year 2015, the Chief Executive Officer did not authorize any shares under this delegation.

Employment Agreements and Change in Control Provisions

Ms. Beranek and Mr. Hill are parties to the same form of employment agreement with us. Ms. Beranek and Mr. Hill are also participants in a Code 280G Tax Gross Up Payment Plan (the “Tax Gross Up Plan”).

We believe that our management has contributed significantly to our growth and success in the industry and the Compensation Committee views the employment agreements as a means to assure our executive’s continuing services including, but not limited to, under circumstances in which there is a possible threatened or actual change in control of our company. The Compensation Committee believes the employment agreements help diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a potential termination of employment; encourage the executive’s full attention and dedication to our company and to enhancing the value of our company for shareholders, including in the event of any threatened or impending change in control; and provide the executive with compensation and benefits arrangements upon termination of employment which are competitive with those of other potential employers.

The Compensation Committee approved the Tax Gross Up Plan in order to fulfill our obligation under the employment agreements with Ms. Beranek and Mr. Hill relating to an excise tax gross-up payment plan. The Compensation Committee believes that the Tax Gross Up Plan is appropriate primarily because it helps preserve the intended value of change in control related payments to the executives who would otherwise be subject to significant tax penalties due to the arbitrary nature of the Internal Revenue Code provisions relating to these types of payments and because it promotes fairness as between executives since the tax penalties can have significantly varying and arbitrary effects on an executive’s tax obligation depending on personal compensation history and decisions.

See “Executive Compensation – Employment Arrangements with Named Executive Officers” for summaries of the employment agreements and Tax Gross Up Plan.

Consideration of 2014 Say-On Pay Vote

At the 2014 Annual Meeting of Shareholders, we asked our shareholders to cast an advisory vote on named executive officer compensation (the “say-on-pay” proposal). The say-on-pay proposal presented at the 2014 Annual Meeting of Shareholders received 94.5% approval by our shareholders. Based upon the voting results for the 2014 Annual Meeting say-on-pay proposal, the Compensation Committee believes that shareholders support our executive compensation programs and practices. Therefore, the Compensation Committee continued to apply the same principles in determining fiscal year 2015 compensation for the named executive officers.

Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended September 30, 2015 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2016 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of Directors:

Ronald G. Roth (Chair)
Patrick Goepel
John G. Reddan
Stephen L. Zuckerman, M.D.

Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during the last three fiscal years for (i) Cheryl Beranek, our President and Chief Executive Officer; (ii) Daniel R. Herzog, our Chief Financial Officer; and (iii) the one other executive officer of our company, John P. Hill, our Chief Operating Officer (together referred to as our “named executive officers”). For the named executive officers, amounts reflect compensation in all positions for the fiscal years noted.

Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Cheryl Beranek President and Chief Executive Officer	2015	$282,400	$—	$—	$250,000	$13,091	$545,491
	2014	281,689	100,000	561,000	255,981	12,373	1,211,043
	2013	263,925	104,112	—	395,888	16,060	779,985
Daniel R. Herzog Chief Financial Officer	2015	$174,827	$—	$—	$56,462	$9,868	$241,157
	2014	160,096	20,000	198,000	48,495	9,242	435,833
	2013	150,000	15,000	—	75,000	9,959	249,959
John P. Hill Chief Operating Officer	2015	$283,027	$—	$—	$250,000	$14,550	$547,577
	2014	268,027	80,000	561,000	242,475	13,343	1,164,845
	2013	251,200	125,000	—	375,000	17,060	768,260

(1)	Represents a bonus approved by the Compensation Committee as a discretionary increase to the cash bonus the named executive officer received under the cash bonus program for the fiscal year noted.

(2)	Represents the aggregate grant date fair value of restricted stock awards in the respective fiscal year, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation using the assumptions discussed in Note C, “Shareholders’ Equity,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2015.

(3)	Represents bonuses paid to the named executive officers under our cash bonus program for the year noted, which are reported for the year in which the related services were performed.

(4)	Represents the following amounts:

Name	Year	Matching Contributions to 401(k) Plan	Travel Benefit (1)	Term Life Insurance Premiums (2)
Cheryl Beranek	2015	$11,486	$ —	$1,605
	2014	10,768	—	1,605
	2013	10,000	4,455	1,605
Daniel R. Herzog	2015	$9,868	$ —	$—
	2014	9,242	—	—
	2013	6,908	3,051	—
John P. Hill	2015	$11,945	$ —	$2,605
	2014	10,738	—	2,605
	2013	10,000	4,455	2,605

(1)	Represents amounts paid by us for travel awarded by the Compensation Committee in connection with fiscal year 2013 performance and taxes paid on behalf of the named executive officers for this benefit.

(2)	For Ms. Beranek this includes $1,605 paid by us for a term life insurance policy in each of fiscal years 2015, 2014 and 2013. The policy began January 20, 2011, provides a $2 million benefit payable to Ms. Beranek’s estate upon her death, and expires in the year 2058. For Mr. Hill, this includes $2,605 paid by us for a term life insurance policy in each of fiscal years 2015, 2014 and 2013. The policy began February 7, 2011, provides a $2 million benefit payable to Mr. Hill’s estate upon his death, and expires in the year 2061. We also have corresponding term insurance policies of each Ms. Beranek and Mr. Hill for $2 million each where the death benefit is payable to the Company.

Grants of Plan-Based Awards in Fiscal Year 2015

The following table sets forth certain information concerning certain plan-based awards granted to the named executive officers during the fiscal year ending September 30, 2015:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Cheryl Beranek	11/20/2014	—	—	$423,600
Daniel R. Herzog	11/20/2014	—	—	$87,700
John P. Hill	11/20/2014	—	—	$423,600

(1)	Represents bonuses that could have been earned by the named executive officers under our 2015 Bonus Plan. Under the formula associated with the 2015 Bonus Plan, achievement of the performance goals at less than the maximum level will result in a decreasing bonus such that there is no “target” or “minimum” level of achievement. See the column of the Summary Compensation Table entitled “Non-Equity Incentive Plan Compensation” for the amounts actually earned under the 2015 Bonus Plan. For explanation of the 2015 Bonus Plan, refer to the description under the heading of this proxy statement entitled “Executive Compensation – Compensation Discussion and Analysis – 2015 Compensation for Named Executive Officers – Design of and Payouts Under the 2015 Bonus Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the named executive officers at September 30, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Cheryl Beranek (2)	30,000	—	$6.36	8/25/2016
Cheryl Beranek (3)	—	—	—	—	34,000	$456,620
Cheryl Beranek (4)	—	—	—	—	38,250	$513,698
Daniel R. Herzog (5)	10,000	—	$3.30	11/20/2016
Daniel R. Herzog (2)	20,000	—	$6.36	8/25/2016
Daniel R. Herzog (3)	—	—	—	—	12,000	$161,160
Daniel R. Herzog (4)	—	—	—	—	13,500	$181,305
John P. Hill (2)	30,000	—	$6.36	8/25/2016
John P. Hill (3)	—	—	—	—	34,000	$456,620
John P. Hill (4)	—	—	—	—	38,250	$513,698

(1)	Value based on a share price of $13.43, which was the closing sales price of our common stock on The Nasdaq Stock Market on September 30, 2015, the last day of our fiscal year-end.

(2)	Options vest in annual installments of 20% for five years beginning August 25, 2011 with a five year term.

(3)	Restricted stock vests in annual installments of 20% per year for five years beginning August 23, 2013.

(4)	Restricted stock vests in annual installments of 10% per year for ten years beginning August 21, 2015.

(5)	Options vest in annual installments of 33% per year for three years beginning on November 20, 2009 with a seven year term.

2015 Options Exercised and Stock Vested

The following table sets forth certain information concerning options exercised and restricted stock vested during fiscal year 2015 for the named executive officers.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Cheryl Beranek	—	—	21,250	$359,508
Daniel R. Herzog	20,000	$204,200	7,500	$126,885
John P. Hill	—	—	21,250	$359,508

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the respective dates of exercise.

(2)	Represents the fair market value of the restricted stock that vested on August 21, 2015 and August 23, 2015, calculated as the market price on that day multiplied by the number of shares vested.

Employment Arrangements with Named Executive Officers

Cheryl Beranek was appointed as our President and Chief Executive Officer effective June 28, 2007. Daniel R. Herzog was appointed our Interim Chief Financial Officer on February 18, 2011 and effective August 25, 2011, Mr. Herzog became our Chief Financial Officer on a full-time basis. John P. Hill was appointed as our Chief Operating Officer effective October 30, 2008.

On December 16, 2008, we entered into employment agreements with Ms. Beranek and with Mr. Hill. The employment agreements with the executives are described below. On November 18, 2010, we adopted the Code 280G Tax Gross Up Payment Plan (the “Tax Gross Up Plan”), which is also described below. Each of Ms. Beranek and Mr. Hill are participants in the Tax Gross Up Plan.

Mr. Herzog’s employment with us is “at will” and we do not have any agreement or other arrangement with Mr. Herzog relating to his employment or post-termination compensation.

The 2007 Plan provides that all stock options granted under the 2007 Plan will become fully exercisable and vested in the event of a “change in control” and will terminate 60 days thereafter, unless otherwise determined by the Board of Directors prior to the change in control. The agreement for restricted stock awards issued under the 2007 Plan also provides that all restrictions on the restricted stock will lapse upon a “change in control.” All outstanding options and awards of restricted stock held by the named executive officers were granted pursuant to the 2007 Plan.

See “Executive Compensation – Definitions of Employment Agreement and Plan Terms” for defined terms used in the description below of the employment agreements and in the 2007 Plan.

Description of Beranek and Hill Employment Agreements

Pursuant to the employment agreement with Ms. Beranek, she will serve as our President and Chief Executive Officer for an initial base salary of $220,000, subject to increase (or decrease, but not below the initial base salary of $220,000) pursuant to our normal practices for our executives. In addition to the base salary, Ms. Beranek is eligible to earn, for each fiscal year during the period of her employment, an annual cash performance bonus with the amount of the annual bonus and the target performance goals applicable to the annual bonus determined in accordance with the terms and conditions of the bonus plan as in effect from time to time. However, Ms. Beranek’s target annual bonus must be 60% of her base salary for that year, and her maximum annual bonus must be 150% of base salary for that year. Ms. Beranek is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

Pursuant to the employment agreement with Mr. Hill, he will serve as our Chief Operating Officer for an initial base salary of $170,000, subject to increase (or decrease, but not below the initial base salary of $170,000) pursuant to our normal practices for our executives. In addition to the base salary, Mr. Hill is eligible to earn, for each fiscal year of during the period of his employment, an annual cash performance bonus with the amount of the annual bonus and the target performance goals applicable to the annual bonus determined in accordance with the terms and conditions of the bonus plan as in effect from time to time. However, Mr. Hill’s target annual bonus must be 40% of his base salary for that year, and his maximum annual bonus must be 150% of base salary for that year. Mr. Hill is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

The executive’s employment will continue until it is terminated by us or by the executive in accordance with the terms of the employment agreement. The employment agreements each have a term ending on December 16, 2011 except that the employment agreements will automatically renew for successive one year periods unless either the executive or we elect not to extend the term by at least sixty days’ written notice. In addition, the executive’s employment will terminate automatically upon death or “disability” as defined in the agreement.

We may terminate either executive’s employment for “cause” (as defined in the employment agreement) or without cause. We must provide the executive with a notice of termination for cause specifying the facts providing a basis for the termination and the date of termination, which may not be less than thirty days from the date notice is provided. The executive may terminate her or his respective employment for “good reason” (as defined in the employment agreement) or without good reason, provided that in the case of a termination for good reason, the executive must terminate her or his employment within 180 days following the lapse of the period for our cure of the event constituting good reason unless we have fully corrected the event constituting good reason prior to the date of termination. A reduction in the executive’s annual base salary or target annual bonus or our material breach of its obligations under the agreement will constitute a good reason only if the executive provides us with a written notice of the event within ninety days of its occurrence and we fail to remedy the event within thirty days of our receipt of the notice. Further, in the case of the executive’s termination for good reason, the executive must provide us with a notice of termination specifying the facts providing a basis for the termination and the date of termination, which may not be less than thirty days from the date notice is provided.

If the executive’s employment is terminated by us for cause or by the executive without good reason, we will have no further obligations to the executive under the employment agreement other than the obligation to pay to the executive the earned but unpaid base salary, any pro-rated annual bonus required to be paid to the executive, and to provide the other welfare plan or fringe benefits in accordance with the provisions of the applicable plan.

In the event of death or disability, we will be obligated to pay to the executive’s estate or beneficiaries or the executive, the earned but unpaid base salary and other accrued obligations when due under Minnesota law, a payment equal to the executive’s base salary in a lump sum within twenty days following the termination date (but if the termination is due to disability, no later than March 15 of the calendar year following the calendar year in which the executive suffers the disability), any pro-rated annual bonus required to be paid to the executive at the time when annual bonuses are paid to our other senior executives, and if any of the executive’s qualified beneficiaries makes an election to continue in our group health plans, we will pay the premium for the coverage for the earlier of one year from the date of termination or the date on which the qualified beneficiary is no longer eligible for such coverage.

If the executive’s employment is terminated by us without cause or by the executive for good reason, or if we elect not to renew the term of the employment agreement, the executive will be entitled to the following severance payments and benefits:

•	The executive will be paid in two lump sum payments:

o	the executive’s earned but unpaid base salary and accrued but unpaid vacation through the date of termination and any prorated annual bonus required to be paid for the fiscal year that ends on or before the date of termination to the extent not previously paid, and

o	a severance amount equal to two times the sum of the executive’s annual base salary in effect of the date of termination plus average bonus over the prior three years;

•	The executive will receive the executive’s prorated annual bonus for the year in which the termination occurs, payable at the time bonuses are paid to the other senior executives;

•	We will pay premiums for the executive’s continuing coverage group health plans (medical, dental, and vision) until the earlier of one year from the date of termination or the date on which the executive is no longer eligible for such coverage;

•	Any unvested stock options shall become vested in full; and

•	We will timely pay or provide any vested benefits or other amounts or benefits required to be paid or provided that the executive is eligible to receive on the date of termination under any plan, contract or agreement.

If a change in control occurs during the employment period, we will pay the executive a lump sum amount equal to the executive’s base salary in effect on the date of the change in control. If the executive’s employment is terminated by us without cause or by the executive for good reason or without good reason within one year after the effective date of the change in control, then the executive will also be entitled to receive the payments and benefits outlined in the five bullet points above, except that for the purposes of calculating the executive’s average bonus over the prior three years, the amount will be the greater of (a) the average annual bonus received by the executive for the three complete fiscal years as our chief executive officer/chief operating officer (or such lesser number of years as the executive has been employed in that position) immediately prior to the date of the change in control, and (b) the amount representing the executive’s base salary in effect on the date of the change in control.

Under the terms of the 2007 Plan and related award agreements, all outstanding options will become fully exercisable upon and vested and all restrictions on restricted stock will lapse upon a “change in control.” In addition, our employment agreements with the executives provide that in the event of such a termination of the executive’s employment, all outstanding stock options, restricted stock and other equity awards granted to the executive under any of our equity compensation plans (or substitute awards covering the securities of the successor company) will become immediately vested and exercisable in full.

Further, in the event it is determined that any payment to the executive under the employment agreement would be subject to an excise tax, then the executive may be entitled to receive an additional payment under the excise tax gross-up payment plan provided to our senior executives. To the extent any payment or commencement of a payment under the employment agreement and other payment or benefits would result in accelerated or additional tax under Section 409A of the Internal Revenue Code, as amended, we will defer such payments until the earlier of the first day of the seventh month following the date of termination of the executive’s employment or the executive’s death and such deferred payments will be paid in one lump sum, without interest, at such time.

Each of the employment agreements contains provisions relating to non-competition, non-solicitation, protection of our confidential information and assignment of inventions.

Description of Tax Gross Up Plan

On November 18, 2010, the Compensation Committee recommended, and the Board of Directors approved, the Tax Gross Up Plan in order to fulfill our obligation under the employment agreements with Ms. Beranek and Mr. Hill relating to an excise tax gross-up payment plan.  Ms. Beranek and Mr. Hill are the only persons participating in the Tax Gross Up Plan. The Tax Gross Up Plan requires us to reimburse the executive, on an after-tax basis, for any excise taxes payable by the executive pursuant to Section 4999 of the Internal Revenue Code with respect to any payments under the employment agreements or any other agreement or plan between us and the executive officer that is triggered upon a change in control.  The Tax Gross Up Plan also sets out procedures for determining the amount of the tax gross-up payment and resolving any disputes relating to the payment or payment obligation, as well the process and timing for any payments required by the Tax Gross Up Plan.

The Tax Gross Up Plan may be amended from time to time by the Board of Directors.  However, no amendment that adversely affects any executive whose employment agreement provides for a tax gross-up payment governed by the Tax Gross Up Plan will be effective unless each such executive consents in writing to such amendment.  The Tax Gross Up Plan will terminate at such time as all employment agreements between us and any executive that provides for a tax gross-up payment governed by the Tax Gross Up Plan terminate or expire in accordance with their respective terms without further liability for the tax gross-up payment.

Summary of Post Employment and Change in Control Payments

If the employment of Ms. Beranek or Mr. Hill was terminated by us without cause or by the executive for good reason as of September 30, 2015 or if we elected not to renew the employment agreement with the executive as of September 30, 2015, we estimate that the value of the benefits under our employment agreements with these executives would have been as follows based upon the executive’s respective salaries for fiscal year 2015, the annual bonus amounts at actually earned for fiscal year 2015, the average bonus over the three fiscal years prior to September 30, 2015 (fiscal years 2014, 2013 and 2012) and the executive’s stock option holdings at September 30, 2015:

	Termination Without Cause, For Good Reason or Non-Renewal
	Cheryl Beranek	John P. Hill
Fiscal Year 2015 Bonus	$250,000	$250,000
Severance Amount	$1,268,787	$1,236,450
Insurance Premiums	$13,432	$13,432
Total	$1,532,219	$1,499,882

Mr. Herzog’s employment with us is “at will” and accordingly, he would not be entitled to any payments or benefits in the event his employment were terminated by us or by him for any reason, including following a change in control.

If a change in control occurred as of September 30, 2015, we estimate that the value of the benefits under our employment agreements with Ms. Beranek and Mr. Hill and under the 2007 Plan based upon the executive’s respective salaries for fiscal year 2015 and based upon the executive’s respective stock option and restricted stock holdings at September 30, 2015 would have been as follows:

	Change in Control (Without Termination of Employment)
	Cheryl Beranek	John P. Hill
Base Salary Payment	$282,400	$282,400
Value of Accelerated Lapse of Restrictions on Restricted Stock (1)	$970,318	$970,318
Total	$1,252,718	$1,252,718

(1)	Value based on a share price of $13.43, which was the closing sales price for a share of our common stock on the Nasdaq Stock Market on September 30, 2015. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Value of accelerated lapse of restricted stock is determined by multiplying the closing share price by the number of restricted stock whose lapse of restrictions is accelerated.

In calculating the amounts described above, we determined that the executive would not be subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code on the payments and value of other benefits to the executive officers that are triggered upon a change in control. Accordingly, the above calculations do not give effect to the reimbursement of the executive of excise taxes under the Tax Gross Up Plan described above.

If a change in control occurred as of September 30, 2015, the value of accelerated vesting of Mr. Herzog’s restricted stock would have been $342,465, calculated in the same manner as described in footnote 1 above.

If the employment of Ms. Beranek or Mr. Hill was terminated without cause or for good reason or without good reason as of September 30, 2015 within one year of a change of control (for the purposes of the table below, the change of control is assumed to also have occurred on September 30, 2015), we estimate that the value of the benefits under our employment agreements with these executives and under the 2007 Plan that would be triggered by these events would have been as follows based upon (i) base salary for fiscal year 2015, (ii) annual bonus amount for fiscal year 2015 actually earned, (iii) the average bonus over the three fiscal years prior to September 30, 2015 (fiscal years 2014, 2013 and 2012), and (iv) the executive’s respective stock option and restricted stock holdings at September 30, 2015:

	Triggered by Termination Without Cause or For Good Reason or Without Good Reason Within 1 Year of a Change in Control
	Cheryl Beranek	John P. Hill
Base Salary Payment Triggered by Change of Control	$282,400	$282,400
Fiscal Year 2015 Bonus	$250,000	$250,000
Severance Amount	$1,268,787	$1,236,450
Value of Accelerated Lapse of Restrictions on Restricted Stock (1)	$970,318	$970,318
Insurance Premiums	$13,432	$13,432
Excise Tax Reimbursement	$991,223	$976,503
Total	$3,776,160	$3,729,103

(1)	Value based on a share price of $13.43, which was the closing sales price for a share of our common stock on the Nasdaq Stock Market on September 30, 2015. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Value of accelerated lapse of restricted stock is determined by multiplying the closing share price by the number of restricted stock whose lapse of restrictions is accelerated.

If the employment of Ms. Beranek or Mr. Hill was terminated as of September 30, 2015 by reason of death or disability, we estimate that the value of the benefits under our employment agreements with these executives would have been as follows based upon base salary for fiscal year 2015 and annual bonus amount for fiscal year 2015 actually earned:

	Termination By Reason of Death or Disability
	Cheryl Beranek	John P. Hill
Base Salary Payment	$282,400	$282,400
Fiscal Year 2015 Bonus Payment	$250,000	$250,000
Insurance Premiums	$13,432	$13,432
Total	$545,832	$545,832

Definitions of Employment Agreement and Plan Terms

The terms “disability,” “cause,” “good reason,” and “change in control,” used in the employment agreements with Ms. Beranek and Mr. Hill are defined as follows where the “Executive” means Ms. Beranek or Mr. Hill and the “Company” means Clearfield, Inc.:

Term	Definition
Disability

A physical or mental illness which renders Executive unable to perform her/his essential duties for ninety (90) consecutive days or a total of one hundred and eighty (180) days in any twelve (12) month period with or without reasonable accommodations, or unable to perform those duties in a manner that would not endanger her/his health or safety or the health or safety of others even with reasonable accommodations.

The existence of a Disability shall be determined through the opinion (to a reasonable medical certainty) of an independent physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive’s legal representative. The Company is not, however, required to make unreasonable accommodations for Executive or accommodations that would create an undue hardship for the Company.

Cause

(i) The Executive’s willful failure to perform or gross negligence in performing her/his duties owed to the Company (other than such failure resulting from the Executive’s Disability or any such actual failure after her/his issuance of a Notice of Termination for Good Reason), which continues after thirty (30) days following a written notice delivered to the Executive by the Board, which notice specifies such willful failure or gross negligence;

(ii) The Executive’s commission of an act of fraud or dishonesty in the performance of her/his duties;

(iii) The Executive’s conviction of, or entry by the Executive of a guilty or no contest plea to, any felony or a misdemeanor involving moral turpitude;

(iv) Any material breach by the Executive of any fiduciary duty or duty of loyalty owed to the Company; or

(v) The Executive’s material breach of any of the provisions of this Agreement which is not cured within thirty (30) days following written notice thereof from the Company.

Good Reason

The occurrence of any one or more of the following events without the Executive’s prior written consent, provided that the Executive terminates her/his employment within one hundred and eighty (180) days following the lapse of the Company’s cure period described below as to one or more of such events and unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) prior to the Date of Termination:

(i) The Company’s reduction of the Executive’s annual base salary below the initial Base Salary or reduction in the Executive’s target annual bonus;

Term	Definition

(ii) The Company’s material change of the Executive’s duties in a manner inconsistent with the Executive’s position, authority, duties or responsibilities as contemplated by Section 2(a) or other action by the Company which materially diminishes such position, authority, duties or responsibilities, excluding for this purpose isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from Executive;

(iii) The relocation of the Company’s offices at which Executive is principally employed to a location more than 50 miles from such offices;

(iv) The failure of a successor to the Company to (A) assume and agree to perform the obligations of the Company hereunder, or (B) replace this Agreement with an employment contract of substantially similar terms acceptable to the Executive and no less favorable than those terms provided to an acquiring Company’s executive officers; or

(v) The Company’s material breach of its obligations under the Agreement.

Notwithstanding any other provision of this Section 3(e), the occurrence of any event described in Section 3(e)(i) or (v) shall constitute Good Reason only if (A) the Executive provides written notice to the Company of the occurrence of such event within ninety (90) days of the initial occurrence of such event, and (B) the Company fails to remedy the event described in the Executive’s written notice within thirty (30) days of the Company’s receipt of such notice.

Change in Control

Change in Control as defined in the Company’s 2007 Stock Compensation Plan as in effect on December 16, 2008, but excluding from such definition Section 8(b)(ii) thereof, which means the happening of any of the following:

(i) A majority of the directors of the Company shall be persons other than persons

(A) For whose election proxies shall have been solicited by the Board, or

(B) Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(iii) The shareholders of the Company approve a definitive agreement or plan to

(A) Merge or consolidate the Company with or into another corporation other than

(1) a merger or consolidation with a subsidiary of the Company or

(2) a merger in which

(a) the Company is the surviving corporation,

(b) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights),

(c) the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(d) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

Term	Definition

(B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D) liquidate or dissolve the Company.

The term “change in control,” as used in the 2007 Plan means the happening of any of the following:

(i) A majority of the directors of the Company shall be persons other than persons

(A) For whose election proxies shall have been solicited by the Board, or

(B) Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(ii) 30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

(iii) The shareholders of the Company approve a definitive agreement or plan to

(A) Merge or consolidate the Company with or into another corporation other than

(1) a merger or consolidation with a subsidiary of the Company or

(2) a merger in which

(a) the Company is the surviving corporation,

(b) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights),

(c) the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(d) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

(B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D) liquidate or dissolve the Company.

DIRECTOR COMPENSATION

For services in our fiscal year 2015, each non-employee director received a retainer of $10,000 that was paid in fiscal year 2015 and the chair of the Audit Committee received an additional retainer of $2,500.

On February 20, 2015, the first business day following the 2015 Annual Meeting of Shareholders, Messrs. Roth, Hayssen, Hayward, Reddan and Zuckerman, the non-employee directors re-elected at the 2015 Annual Meeting, received a restricted stock award of 741 shares under the 2007 Plan. The restricted stock award has a value of approximately $10,000 as of the date of the grant and the restrictions will lapse on the restricted stock one day prior to this 2016 Annual Meeting of Shareholders.

On September 1, 2015, upon being elected as a director by the Board of Directors, Patrick Goepel received a restricted stock award of 595 shares under the 2007 Plan. The restricted stock award has a value of approximately $10,000 as of the date of the grant and the restrictions will lapse on the restricted stock one day prior to this 2016 Annual Meeting of Shareholders.

On November 19, 2015, the Board of Directors approved, based on the recommendation of the Compensation Committee, an award of restricted stock to each non-employee director elected at this 2016 Annual Meeting of Shareholders. The restricted stock award will be granted on the first business day after the Annual Meeting and have a value of $10,000 as of the date of grant. The restricted stock award will be granted under the 2007 Plan, and vest one day prior to the 2017 Annual Meeting of Shareholders.

The following table shows for fiscal year 2015, the cash and other compensation paid by us to each of our Board members:

Name	Fees Earned or Paid in Cash ($) (1)	Restricted Stock Awards ($) (2)	Total ($)
Ronald G. Roth	$10,000	$9,989	$19,989
Patrick Goepel	10,000	9,984	19,984
Charles N. Hayssen	12,500	9,989	22,489
Donald R. Hayward	10,000	9,989	19,989
John G. Reddan	10,000	9,989	19,989
Stephen L. Zuckerman, M.D.	10,000	9,989	19,989

(1)	Represents cash retainer for fiscal year 2015 as described above.

(2)	Represents the aggregate grant date fair value of the restricted stock award described above, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of the restricted stock award is determined as the average price of our stock on the date of grant as discussed in Note C, “Shareholders’ Equity,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2015.

The aggregate number of stock options outstanding at September 30, 2015 held by directors was: Mr. Roth, no shares; Mr. Goepel, no shares; Mr. Hayssen, 4,900 shares; Mr. Hayward, no shares; Mr. Reddan, 4,900 shares; Dr. Zuckerman, no shares; and Ms. Beranek, 30,000 shares.

Cheryl Beranek, who served as our director and an executive officer in fiscal year 2015, received no compensation for Board or committee service during fiscal year 2015.

PROPOSAL 3:
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of Baker Tilly Virchow Krause, LLP as our independent registered public accountants for ratification. In the event the shareholders do not ratify the reappointment of Baker Tilly Virchow Krause, LLP, the Audit Committee will reconsider the selection.

Vote Required for Proposal 3

Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on Proposal 3.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 3: Ratification of the Appointment of Baker Tilly Virchow Krause, LLP
_______________________

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

On December 4, 2013, we engaged Baker Tilly Virchow Krause, LLP, independent certified public accountants, to serve as our independent registered public accounting firm for the remainder of our fiscal year ended September 30, 2014. Also on December 4, 2013, we dismissed Grant Thornton LLP, independent certified public accountants, as our independent registered public accounting firm. Both the engagement of Baker Tilly Virchow Krause, LLP and dismissal of Grant Thornton LLP were approved by the Audit Committee, which has sole authority and responsibility with respect to the selection, engagement and dismissal of Clearfield’s independent registered public accounting firm.

The Audit Committee selected Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016. The Audit Committee has asked the shareholders to ratify the appointment of Baker Tilly Virchow Krause, LLP for the fiscal year ended September 30, 2016 in Proposal 3.

During the fiscal year ended September 30, 2013 and the subsequent interim period through December 4, 2013, there were no disagreements between us and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference thereto in its reports on the financial statements for such years. During the fiscal year ended September 30, 2013 and the subsequent interim period through December 4, 2013, there were no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K). Neither of the reports of Grant Thornton LLP on the financial statements for each of the fiscal year ended September 30, 2013 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended September 30, 2013 and the subsequent interim period through December 4, 2013, we did not consult with Baker Tilly Virchow Krause, LLP regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Representatives of Baker Tilly Virchow Krause, LLP are expected to be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Accountant Fees and Services

The following table summarizes the fees billed to us by Baker Tilly Virchow Krause, LLP and Grant Thornton LLP for professional services rendered for the fiscal years ended September 30, 2015 and September 30, 2014:

	Baker Tilly Virchow Krause, LLP 2015	Baker Tilly Virchow Krause, LLP 2014	Grant Thornton LLP 2015	Grant Thornton LLP 2014
Audit Fees	$131,577	$131,665	$25,000	$25,000
Audit-Related Fees	–	1,580	–	–
Tax Fees	–	–	–	–
All Other Fees	–	6,755	–	–
Total Fees	$131,577	$140,000	$25,000	$25,000

Audit Fees.  This category consists of fees billed or estimated to be billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, or other services normally provided by the auditor in connection with statutory and regulatory filings or engagements for the respective fiscal years.  The amounts paid to Grant Thornton LLP in fiscal year 2014 and 2015 represent the fee for Grant Thornton LLP to issue a consent to the inclusion of its report dated November 21, 2013 with respect to our fiscal year 2013 financial statements in our Annual Report on Form 10-K for the years ended September 30, 2014 and September 30, 2015.

Audit-Related Fees.  This category consists of fees billed to us for professional services for assurance and related services by the auditor that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees.  This category consists of fees billed to us by the auditor for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns for the respective fiscal years.

All Other Fees.  All other fees for fiscal year 2014 were related to general financial matters.  There were no fees for fiscal year 2015 other than those described above.

Audit Committee Pre-Approval Procedures

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors. Under this policy, the Audit Committee has delegated to its Chair the authority to pre-approve any engagement or service not exceeding $10,000. Any proposed service exceeding $10,000 will require pre-approval by the entire Audit Committee. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve categories of services or specific services to be provided by the independent auditor with the pre-approval having a term of 12 months unless the Audit Committee specifically provides for a different period. The policy prohibits pre-approval of certain non-audit services that may not be provided by the independent auditor under SEC rules. All of the services described above for fiscal year 2015 were pre-approved by the Audit Committee before Baker Tilly Virchow Krause, LLP was engaged to render the services.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of fiscal year 2015, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest. Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.

In addition, in December 2009, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest.  Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•	employment of executive officers and director compensation to be reported in our proxy statement;
•	ordinary course business travel and expenses, advances and reimbursements;
•	payments made under our articles of incorporation, bylaws, insurance policies or other agreements relating to indemnification
•	any transaction with another company where the related party is an employee, director or beneficial owner of that other company, if the aggregate amount involved does not exceed $50,000;
•	transactions in which our shareholders receive proportional benefits; and
•	regulated transactions at rates or charges fixed in conformity with law or governmental authority and transactions involving certain banking related services.

The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction.  If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction.  The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;
•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	whether the related party transaction is material to us;
•	the role the related party has played in arranging the transaction;
•	the structure of the related party transaction;
•	the interests of all related parties in the transaction;
•	the extent of the related party’s interest in the transaction; and
•	whether the transaction would require a waiver of our Code of Ethics and Business Conduct.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of a class of our equity securities, are required to report their ownership of our equity securities and any changes in such ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ending September 30, 2015.

Based upon information provided by our officers and directors, we believe that all officers, directors and 10% shareholders filed all reports on a timely basis in fiscal year 2015.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES
FOR 2017 ANNUAL MEETING

Clearfield’s 2017 Annual Meeting of Shareholders is expected to be held on February 23, 2017, and proxy materials in connection with that meeting are expected to be mailed on or about January 9, 2017.

The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2017 Annual Meeting of Shareholders, the proposal prepared in accordance with the proxy rules must be received by the Secretary of Clearfield, Inc. in writing at our corporate offices, 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428, no later than September 11, 2016.

The Existing Bylaws and the New Bylaws both contain advance notice requirements relating to director nominations by shareholders and shareholder proposals. If Proposal 2: Approval of Amended and Restated Bylaws is approved, the advance notice requirements of the New Bylaws will become effective on the date of the Annual Meeting. If Proposal 2: Approval of Amended and Restated Bylaws is not approved, the advance notice requirements of the Existing Bylaws will continue in effect until later amended in accordance with law.

Under the Existing Bylaws, in order to be timely, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, not less than 90 days prior to the first anniversary date of the prior year’s annual meeting, or no later than November 27, 2016.

Under the New Bylaws, to be timely, a shareholder’s notice with respect to an annual meeting must be received at the principal executive office of the Company not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders, or no later than October 17, 2016 and no earlier than September 17, 2016.

Under both the Existing Bylaws and the New Bylaws, the shareholder’s notice must set forth certain information with respect to the shareholder who intends to make the nomination or bring such matter before the meeting and the nominee or the business desired to be conducted.

In addition, if we receive notice of a shareholder proposal after December 1, 2016, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2017 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Ronald G. Roth
Chairman of the Board of Directors

APPENDIX A

CLEARFIELD, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I: OFFICES

Section 1.01 Registered Office. The registered office of the Company in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Minnesota changing the registered office.

Section 1.02 Other Offices. The Company may also have offices and places of business at such other places both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II: MEETINGS OF SHAREHOLDERS

Section 2.01 Place of Meetings. All meetings of the shareholders of the Company shall be held at its registered office or at such other place within or without the State of Minnesota as shall be stated by the Board of Directors in the notice of the meeting. In the absence of designation otherwise, meetings shall be held at the registered office of the Company in the State of Minnesota.

Section 2.02 Time of Meetings. The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, every meeting of the shareholders shall be held at ten o’clock A.M.

Section 2.03 Regular Meetings.

Section 2.03-a. Annual Meetings. Each annual meeting shall be held on a date to be selected by the Board of Directors, subject to the power of the Board of Directors to change the date~~, or if that day shall fall upon a legal holiday, on the next succeeding business day; except that the Board of Directors may, in its discretion and solely for convenience, determine in any year an annual meeting date falling not earlier than ten (10) days before or later than four (4) days after such designated annual meeting date, or may, for reasonable cause, postpone such annual meeting date to a subsequent date within the same calendar year as designated by the Board of Directors~~.

Section 2.03-b. Election of Directors. At the annual meeting the shareholders, voting as provided in the Articles of Incorporation or in these Bylaws, may designate ~~any change in~~ the number of Directors to constitute the Board of Directors~~, shall elect a Board of Directors~~ (subject to the authority of the Board of Directors thereafter to increase or decrease the number of Directors as permitted by law and these Bylaws), shall elect qualified successors for Directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as may properly come before the meeting.

Section 2.04 Special Meetings.

Section 2.04-a. Calling of Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, Chief Financial Officer, any two Directors, or by a shareholder or shareholders holding ten percent (10%) or more of the shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than twenty-five percent (25%) of all shares of the Company entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Company specifying the purposes of such meeting. Within thirty (30) days after receipt of such shareholder’s demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, at the expense of the Company. Special meetings shall be held on the date and at the date, time and place fixed by the Chief Executive Officer or the Board of Directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located.

Section 2.04-b. Requirements of Demand. The Chief Executive Officer or Chief Financial Officer shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 2.04 or that does not comply with Section 2.14; (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law; (iii) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date was fixed prior to delivery of such demand and such demand is delivered between the time beginning on the day after such previous record date and ending on the one-year anniversary of such previous record date (and, for purposes of this paragraph 2.04-b, the election of Directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of Directors); (iv) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the date that is one hundred twenty days (120) after such officer receives such demand; (v) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by such officer of such demand to call a special meeting; (vi) a Similar Item is included in the Company’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held; or (vii) such special meeting demand was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

Section 2.05 Notice of Meetings~~. Notice of meetings shall be in writing and signed by the Chief Executive Officer or any Vice President or the Secretary or any Assistant Secretary, or by such other person or persons as the Board shall designate. Such notice shall state~~. Except as otherwise required by law, written notice of the ~~place,~~ date, ~~and~~ time and place of ~~the~~ every meeting of shareholders, and, in the case of a special meeting, the purpose or purposes ~~for which the meeting is called. A copy of such notice shall be either delivered personally or mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting pursuant to Section 2.13 hereof not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to each shareholder at his address as it appears upon the records of the Company, and~~ of the meeting, shall be given not less than ten (10) days and not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote at the meeting. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Exchange Act, provided that the Company has first received the written or implied consent required by those rules and regulations. The business transacted at a special meeting of shareholders is limited to the purpose or purposes stated in the notice of the meeting. If mailed, upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

Section 2.06 Waiver of Notice. Notice of any meeting of the shareholders may be waived before, at, or after such meeting orally or in a writing signed by the shareholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the Secretary or entered upon the records of the meeting. A shareholder, by such shareholder’s attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.07 Purpose of Special Meetings. ~~Business~~ The business transacted at ~~any~~ a special meeting of ~~the~~ shareholders ~~shall be~~ is limited to the ~~matters~~ purpose or purposes stated in the notice~~, or other matters necessarily incidental thereto~~ of the meeting.

Section 2.08 Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may be otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at such meeting~~, until a quorum shall be present or represented.~~ of the date, time, and place of the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the shareholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present in person or by proxy to leave less than a quorum.

Section 2.09 Vote Required. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one that by express provision of statute or of the Articles of Incorporation or of these Bylaws requires a different vote, in which case such express provision shall govern the vote required.

Section 2.10 Voting Rights. Except as may be otherwise required by statute or the Articles of Incorporation or these Bylaws, every shareholder of record of the Company shall be entitled at each meeting of the shareholders to one vote for each share of stock having voting power standing in ~~his~~such shareholder’s name on the books of the Company.

Section 2.11 Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing and filed with the Secretary at or before the meeting. An appointment of a proxy or proxies for shares held jointly by two or more shareholders is valid if signed by any one of them, unless and until the Company receives from any one of those shareholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies. In the event that any instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the proxies so designated unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall not be voted on such issue. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three (3) years from the date of its execution. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

Section 2.12 Action in Writing. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders of the Company may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of the shares of outstanding stock that would be entitled to vote thereon at a meeting of the shareholders.

Section 2.13 Closing of Books; Record Date. The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of the shareholders of the Company, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such meeting.

Section 2.14 Advance Notice Requirements.

Section 2.14-a. Notice of Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2.14-a shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at an annual or regular meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company (i) who was a shareholder of record at the time of giving notice as required by this Section 2.14-a and who is a shareholder of record at the time of the meeting, (ii) who is entitled to vote for the election of Directors ~~at the meeting who complies with the notice procedures set forth in this Section 2.14-a. Nominations by shareholders shall be made pursuant to timely notice in writing~~, and (iii) who delivers timely notice in proper written form to the Secretary of the Company~~.~~ as required by this Section 2.14-a.

To be timely, a shareholder’s notice with respect to an annual meeting must be ~~delivered to the Secretary of the Company, or mailed and~~ received at the principal executive office of the Company~~,~~ not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary ~~date of the prior~~ of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or sixty (60) days after such anniversary date, notice by a shareholder shall be timely only if ~~so delivered, or so mailed and~~ received~~,~~ not less than ninety (90) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting. ~~If a special meeting of shareholders of the Company is called in accordance with Section 2.04 of these Bylaws for the purpose of electing one or more Directors to the Board of Directors or if~~ To be timely, a shareholder’s notice with respect to a regular meeting other than an annual meeting ~~is held, for a shareholder’s notice of nominations to be timely it must be delivered to the Secretary of the Company, or mailed and~~ must be received at the principal executive office of the Company~~,~~ not less than ninety (90) days before such ~~special meeting or such~~ regular meeting or, if later, within ten (10) days after the first public announcement of the date of such ~~special meeting or such~~ regular meeting. ~~Except to the extent otherwise required by law,~~ In no event shall the adjournment of an annual or a regular ~~or special~~ meeting of shareholders ~~shall not~~ commence a new time period for the giving of a shareholder’s notice as ~~described~~ required above. ~~Such~~

To be in proper written form, such shareholder’s notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) such person’s name; and (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, pursuant to Regulation 14A under the ~~Securities~~ Exchange Act ~~of 1934, as amended~~ (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (y) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s books, of such shareholder and of any beneficial owners on whose behalf the nomination is made; (ii) with respect to such shareholder and any such beneficial owner (A) the class or series (if any) and number of shares of the Company ~~which~~ that are beneficially owned by such shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the Company, (D) any short interest of such shareholder or any such beneficial owner in any security of the Company (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section 2.14-a(y)(ii) shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date); and; (iii) a representation that the shareholder is a holder of record of shares of the Company entitled to vote for the election of Directors, will continue to be a holder of record of shares entitled to vote for the election of Directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder’s notice of nomination which pertains to a nominee.

Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 2.14-a. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Section 2.14-a and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.14-b. Advance Notice of Business to be Conducted. The business transacted at a special meeting of shareholders is limited to the purpose or purposes stated in the notice of the meeting given pursuant to Section 2.05. At any regular or special meeting of shareholders, only such business (other than the nomination and election of Directors, which is subject to Section 2.14-a) shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company ~~who complies with the notice procedures set forth in this Section 2.14-b. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing~~(i) who was a shareholder of record at the time of giving notice as required by this Section 2.14-b and who is a shareholder of record at the time of the meeting, (ii) who is entitled to vote at the meeting, and (iii) who delivers timely notice in proper written form to the Secretary of the Company as required by this Section 2.14-b.

To be timely, a shareholder’s notice ~~of any such business to be conducted at~~ with respect to an annual meeting must be ~~delivered to the Secretary of the Company, or mailed and~~ received at the principal executive office of the Company~~,~~ not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary ~~date of the prior~~ of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting~~.~~ of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or sixty (60) days after such anniversary date, notice by a shareholder shall be timely only if ~~so delivered, or so mailed and~~ received~~,~~ not less than ninety (90) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting. ~~If~~ To be timely, a shareholder’s notice with respect to a special meeting of shareholders ~~of the Company is~~ called in accordance with Section 2.04 ~~for any purpose other than electing Directors to the Board of Directors or if~~ or a regular meeting other than an annual meeting ~~is held, for a shareholder’s notice of any such business to be timely it must be delivered to the Secretary of the Company, or mailed and~~ must be received at the principal executive office of the Company~~,~~ not less than ninety (90) days before such special meeting or ~~such~~ regular meeting~~,~~ or, if later, within ten (10) days after the first public announcement of the date of such special meeting or ~~such~~ regular meeting. ~~Except to the extent otherwise required by law,~~ In no event shall the adjournment of an annual, a regular or a special meeting of shareholders ~~shall not~~ commence a new time period for the giving of a shareholder’s notice as required above.

To be in proper form, such ~~A~~ shareholder’s notice ~~to the Secretary~~ shall set forth (x) as to each matter the shareholder proposes to bring before the annual, regular or special meeting (~~w~~i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting~~,~~; (~~x~~ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business~~, (y) the class and number~~ and of any beneficial owners on whose behalf the proposal is made; and (iii) any material interest material interest in such business of the shareholder and of any such beneficial owner; (y) the information called for by Section 2.14-a(y)(ii) hereof with respect to such shareholder and any such beneficial owner; and (z) a representation that the shareholder is a holder of record of shares of the Company ~~which are beneficially owned by the shareholder and (z) any material interest of the shareholder in such business~~ entitled to vote for at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal specified in the notice.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual, regular or special meeting except in accordance with the procedures set forth in this Section 2.14-b and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting and shall be further limited by Section 2.04-b. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.14-b and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.14-c. Public Announcement. For purposes of this Section 2.14, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act of 1934, as amended, or (iii) when ~~mailed as the~~ notice of the meeting is given pursuant to Section 2.05 of these Bylaws.

Section 2.15 Compliance with Other Requirements. A shareholder must also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.14. In addition, a proposal submitted by a shareholder for inclusion in the Company’s proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to Section 2.14-b.

ARTICLE III: DIRECTORS

Section 3.01 General Powers. The business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.02 Number, Qualifications. Until the first meeting of the shareholders, the number of Directors which shall constitute the whole Board shall be the number named in the Articles of Incorporation or otherwise appointed by the Incorporator of the Company prior to the issuance of shares of the Company. Thereafter, the number of Directors that shall constitute the whole Board shall be ~~at least one (1). In the absence of a~~ increased or decreased from time to time by resolution of the Board of Directors or the shareholders ~~or the Directors, the number of Directors shall be the number last fixed by the shareholders or the Directors; provided, however, that the Board of Directors may not decrease the number of Directors.~~ but shall be at least one (1). Directors need not be shareholders. Each of the Directors shall hold office until the next succeeding annual meeting of shareholders and until ~~his~~ such Director’s successor shall have been duly elected and qualified, or until ~~his~~ such Director’s earlier death, resignation or removal from office as hereinafter provided.

Section 3.03 Vacancies. In the event that any member of the Board of Directors shall resign, die, or be removed from office, ~~become disqualified, or refuse to act during his term of office~~ or a vacancy shall occur from an increase in the authorized number of Directors by action of the Board of Directors, or any vacancy or vacancies in the Board of Directors shall occur for any other reason, such vacancy or vacancies shall be filled for the unexpired term by a majority vote of the remaining members of the Board of Directors, although less than a quorum, the provisions of Section 3.04-~~e~~d hereof notwithstanding. However, in the event that there are no duly elected and qualified Directors remaining in office, then the shareholders shall elect ~~by majority vote~~ a new Director or new Directors to fill such vacancy or vacancies. The voting by the shareholders to fill such vacancy or vacancies shall be conducted as provided in the Articles of Incorporation and these Bylaws. When one or more Directors shall give notice of his, her or their resignation to the Board, effective at a future date, the Board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Each Director elected to hold office as provided in this Section 3.03 shall hold office until the next succeeding annual or special meeting of the shareholders and until ~~his~~ such Director’s successor shall have been elected and qualified, or until ~~his~~ such Director’s earlier death, resignation or removal from office as hereinafter provided.

Section 3.04 Board Meetings.

Section 3.04-a. Place of Meetings. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Minnesota.

Section 3.04-b. ~~Regular~~ Meetings. ~~As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the registered office of the Company, or at such other place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of electing the officers of the Company and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Minnesota as shall from time to time be determined by resolution of the Board of Directors.~~ Meetings of the Board of Directors may be called by the Chief Executive Officer or Secretary or by one or more Directors and shall be held at such date, time and place as shall be designated in the notice of such meeting.

~~Section 3.04-c. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or Secretary or by one or more Directors and shall be held at such time and place as shall be designated in the notice of such meeting.~~

~~Section 3.04-d~~c~~.~~ Notice. Notice of a ~~special~~ meeting of the Board of Directors shall be given to each Director at least 24 hours before the time of the meeting. If the day and date, ~~or at the earliest time possible thereafter, but prior to such meeting, if it is impractical to give such notice 24 hours in advance.~~ time, and place of a meeting of the Board of Directors has been announced at a previous meeting of the Board, no notice is required. Notice may be given by any means calculated to apprise the Directors of the meeting ~~special meeting. Notice by mail shall be deemed to be given at the time when the same shall be mailed.~~ Whenever any provision of law, the Articles of Incorporation, or the Bylaws require notice to be given, any Director may, in writing or orally, either before, at, or after the meeting, waive notice thereof. ~~Without notice, any~~ Any Director, by ~~his~~ such Director’s attendance at and participation in the action taken at any meeting, shall be deemed to have waived notice thereof~~.~~, except where the Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.04-~~e~~d. Quorum; Voting Requirements; Adjournment. A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or these Bylaws.

If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the Directors may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 3.04-e. Chairman of the Board of Directors. If the Board shall appoint a Chairman of the Board of Directors, such Chairman shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as he or she may be directed to perform by the Board of Directors.

Section 3.04-f. Organization of Meetings. At all meetings of the Board of Directors the Chairman of the Board, if appointed, or in ~~his~~ the absence of the Chairman, the Chief Executive Officer, or in ~~his~~ the absence of the Chief Executive Officer, any Director appointed by the Chief Executive Officer, shall preside, and the Secretary, or in ~~his~~ the absence of the Secretary, any person appointed by the Chief Executive Officer, shall act as Secretary.

Section 3.04-g. Action in Writing. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Company may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed~~.~~ by the number of Directors that would be necessary to authorize or take such action at a meeting at which all Directors entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Directors who have not consented in writing.

Section 3.04-h. Absent Directors. A Director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. Such advance written consent or opposition shall be ineffective unless the writing is delivered to the Chief Executive Officer or Secretary of the Company prior to the meeting at which such proposal is to be considered. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has the same effect as the proposal to which the Director has consented or objected.

Section 3.05~~-a.~~ Committees. The Board of Directors may, by resolution approved by the affirmative vote of the majority of its members, establish one or more committees, including an executive committee, which shall have the authority of the Board of Directors in the management of the business and affairs of the Company to the extent provided in the resolution, as amended from time to time. Any such committee shall consist of one or more natural persons, who need not be Directors, appointed by the affirmative vote of the majority of the Directors present. A majority of the Members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

~~Section 3.05-b. Limitations on Authority. No committees of the Company shall have authority as to any of the following matters:~~

~~(a) The submission to shareholders of any action as to which shareholders’ authorization is required by law;~~

~~(b) The filling of vacancies in the Board of Directors or on any committee;~~

~~(c) The fixing of compensation of any Director for serving on the Board or on any committee;~~

~~(d) The amendment or repeal of these Bylaws or the adoption of new Bylaws;~~

~~(e) The amendment or repeal of any resolution of the Board, which by its terms shall not be so amendable or repealable.~~

~~Section 3.05-c. Minutes of Committee Meetings~~ The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 3.06 Telephone Conference Meetings. Any Director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof by means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Section 3.06 shall be deemed present in person at such meeting~~.~~ and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

Section 3.07 Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Directors who are not also salaried officers may be paid a fixed sum for attendance at each meeting of the Board of Directors, a fixed annual sum, or such other compensation in respect of Board service as may be determined from time to time by resolution of the Board. Nothing herein contained shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation ~~for attending~~ in respect of committee ~~meetings~~ service.

~~Section 3.08. Limitation of Directors’ Liabilities. A Director shall not be liable to the Company or its shareholders for dividends illegally declared, distributions illegally made to shareholders, or any other actions taken in good faith reliance upon financial statements of the Company represented to him to be correct by the Chief Executive Officer of the Company or the officer having charge of its books of account or certified by an independent or certified public accountant to fairly reflect the financial condition of the Company; nor shall he be liable if in good faith in determining the amount available for dividends or distribution the Board values the assets in a manner allowable under the applicable law.~~

Section ~~3.09.~~3.08 Resignation and Removal. Any Director may resign at any time by giving written notice to the Secretary. Such resignation shall take effect on the date of the Secretary’s receipt of such notice or at such later date as specified therein. Except as otherwise provided by law, the entire Board of Directors or any individual Director may be removed from office with or without cause by a vote of the shareholders holding a majority of the shares entitled to vote at an election of the Directors. A Director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining Directors if the shareholders have not elected Directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more Directors be so removed, new Directors may be elected at the same meeting.

ARTICLE IV: OFFICERS

Section 4.01 Selection and Qualification.

Section 4.01-a. Required Officers. The Company shall have one or more natural persons exercising the functions of the offices, however designated, of Chief Executive Officer and Chief Financial Officer.

Section 4.01-b. Additional Officers. In addition to appointing a Chief Executive Officer and a Chief Financial Officer, the Board of Directors may appoint, in a resolution approved by the affirmative vote of the majority of the Directors present, any other officers, assistant officers or agents the Board of Directors deems necessary or appropriate for the operation and management of the Company, each of whom shall have the powers, rights, duties, responsibilities and terms in office determined by the Board of Directors from time to time.

~~Section 4.01-c. Election. At its first regular meeting after the annual meeting of the shareholders each year, the Board of Directors shall appoint a Chief Executive Officer and a Chief Financial Officer and such other officers as the Board of Directors deems necessary.~~

~~Section 4.02.~~ Salaries. The salaries of all officers of the Company shall be fixed by the Board of Directors.

Section 4.03 Term of Office. The ~~officers of the Company~~ Board of Directors shall elect or appoint the Chief Executive Officer and the Chief Financial Officer, and may elect or appoint officers as it may deem necessary or appropriate, and who shall hold office until ~~their successors are chosen and qualified.~~ such officer’s death, resignation, or removal, or until such officer’s successor is elected or appointed. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause ~~by the affirmative vote of a majority of the Board of Directors.~~ . Such removal, however, shall be without prejudice to the contract rights of any person so removed. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Company. Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors. ~~However, in the event that there should be no duly elected and qualified Directors remaining in office, then the shareholders shall elect a new Director or new Directors to fill such vacancy or vacancies.~~

~~Section 4.04. Chairman of the Board of Directors. If the Board shall appoint a Chairman of the Board of Directors, such Chairman shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as he may be directed to perform by the Board of Directors.~~

Section ~~4.05.~~4.04 Chief Executive Officer. The Chief Executive Officer shall have general supervision over the affairs of the Company and over the other officers. Unless the Board has appointed a Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. The Chief Executive Officer shall, subject to approval of or review by the Board of Directors, appoint and discharge employees and agents of the Company and fix their compensation and make and sign contracts and agreements in the name and on behalf of the Company. The Chief Executive Officer shall put into operation such business policies of the Company as shall be decided upon by the Board. The Chief Executive Officer shall perform such other duties as may be prescribed by the Board of Directors or the Minnesota Business Corporation Act.

Section ~~4.06.~~4.05 Vice President. Unless otherwise determined by the Board of Directors, the Vice Presidents shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. They shall also generally assist the Chief Executive Officer and exercise such other powers and perform such other duties as are delegated to them by the Chief Executive Officer as the Board of Directors shall prescribe.

Section ~~4.07.~~4.06 Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision ~~he~~ the Secretary shall be.

Section ~~4.08.~~4.07 Chief Financial Officer. The Chief Financial Officer shall have the following duties in addition to any duties that might be imposed by the Board of Directors or by the Minnesota Business Corporation Act.

Section ~~4.08~~4.07-a. Custody of Funds and Accounting. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

Section ~~4.08~~4.07-b. Disbursements and Reports. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at the regular meetings of the Board, or when the Board of Directors so requires, an account of all ~~his~~ transactions as Chief Financial Officer and of the financial condition of the Company.

~~Section 4.08-c. Bond. If required by the Board of Directors, the Chief Financial Officer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Company.~~

Section 4.07-c. Checks. The Chief Financial Officer shall deposit all monies, drafts, and checks in the name of, and to the credit of, the Company in such banks and depositories as the Board of Directors shall, from time to time, designate. The Chief Financial Officer shall have power to endorse for deposit all notes, checks, and drafts received by the Company.

ARTICLE V: CERTIFICATES FOR STOCK

Section 5.01 Issuance of Shares and Fractional Shares. The Board of Directors is authorized to issue shares and fractional shares of stock of the Company up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received under a written agreement by the Company, or services rendered or to be rendered under a written agreement to the Company, or an amount transferred from surplus to stated capital upon a share dividend. At the time of each such allotment of shares, the Board of Directors shall state by resolution its determination of the fair market value to the Company in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted nor less than the stated capital to be represented by shares without par value so allotted.

Section 5.02 Certificate and Uncertificated Shares. Shares of the capital stock of the Company may be certificated or uncertificated, as determined by the Board of Directors. If certificated, the certificates shall be in such form or forms as may be determined by the Board of Directors or those actually used in the event the Board fails to act. Certificates shall be signed by the Chief Executive Officer, a Vice President, the Chief Financial Officer or Treasurer, or the Secretary or an Assistant Secretary. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, together with a statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series, shall be set forth in full on the face or back of the certificate which the Company shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the stock is, or may be, subject to certain rights, preferences, or restrictions and that a statement of the same will be furnished without charge by the Company upon request by a shareholder. Certificates representing the shares of the capital stock of the Company shall be in such form not inconsistent with law or the Articles of Incorporation or these Bylaws, as shall be determined by the Board of Directors.

Section 5.03 Facsimile. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Company may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Company.

Section 5.04 Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or new certificates to be issued in place of a certificate or certificates previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or new certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or ~~his~~ such owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

Section 5.05 Transfer of Stock. The shares of stock of the ~~corporation~~ Company shall be transferable upon its books only by the record holder of such stock or by attorney lawfully constituted in writing, and, in the case of certificated shares, upon surrender to the Company of the old stock certificates, properly endorsed, to the person in charge of the stock and transfer books, by whom they shall be cancelled. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The Board of Directors, may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Company, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

~~Section 5.06. Closing of Transfer Books, Record Date. The Board of Directors may close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders as provided in Section 2.13 hereof or the date for payment of any dividend as provided in Section 6.02 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders shall be shareholders of record on the date so fixed and shall he entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. If the Board of Directors fails to fix such a record date the record date shall be the twentieth (20th) day preceding the date of payment or allotment.~~

~~Section 5.07~~ 5.06~~.~~ Registered Shareholders. The Company shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

~~Section 5.08. Stock Options and Agreements. In addition to any stock options, plans, or agreements into which the Company may enter, any shareholder of this Company may enter into an agreement giving to any other shareholder or shareholders or any third party an option to purchase any of his stock in the Company, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement shall be filed with the Company and reference thereto placed upon the certificates representing said shares of stock.~~

ARTICLE VI: DIVIDENDS

Section 6.01 Source. Dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 6.02 Closing of Books, Record Date. The Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Company after the record date. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such payment.

Section 6.03 Reserves. Before payment of any dividend, there may be set aside out of the funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company or for such other purpose as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

~~Section 6.04. Determining Fair Market Value. The Board of Directors in computing the fair market value of the assets of the Company to determine whether the Company may pay a dividend or purchase its shares shall not include unrealized appreciation of assets, except that readily marketable securities of other issuers may be valued at not more than market value.~~

~~ARTICLE VII: CHECKS~~

~~Section 7.01. Checks. All checks or demands for money or notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.~~

~~ARTICLE VIII~~ VII~~:~~ CORPORATE SEAL

Section ~~8.01.~~7.01 Corporate Seal. The Company shall have no corporate seal.

ARTICLE ~~IX~~ VIII: FISCAL YEAR

Section ~~9.01.~~8.01 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

ARTICLE ~~X~~ IX: AMENDMENTS

Section ~~10.01.~~ 9.01 Amendments. These Bylaws may be altered or repealed at any regular meeting of the shareholders or any special meeting of the shareholders if notice of such alteration or repeal shall be contained in the notice of such special meeting. These Bylaws may be altered or amended by action of the Board of Directors at any regular or special meeting, provided that such alterations and/or amendments shall be subject to the power of the holders of a majority of the outstanding stock to change or repeal such Bylaws, and, provided further, that the Board of Directors shall not make, alter, or repeal any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing Directors or filling vacancies on the Board of Directors, or fixing the number of Directors or their classifications, qualifications, or terms of office~~, except that the Board of Directors may adopt or amend a Bylaw to increase the number of Directors~~.

ARTICLE ~~XI~~ X: BOOKS AND RECORDS

Section ~~11.01.~~10.01 Books and Records. The Board of Directors of the Company shall cause to be kept:

(a) a share register not more than one year old, giving the names and addresses of the shareholders, the number and classes held by each, and the dates on which the ~~certificates therefor~~ certificated or uncertificated shares were issued;

(b) records of all proceedings of shareholders and Directors; and

(c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

Section ~~11.02.~~10.02 Documents Kept at Principal Executive or Registered Office. The Board of Directors shall cause to be kept at the principal executive or registered office of the Company originals or copies of all records or documents required by the Minnesota Business Corporation Act.

~~(a) records of all proceedings of shareholders and Directors for the past three (3) years;~~

~~(b)  Articles and Bylaws of the Company and all amendments thereto;~~

~~(c) reports made to any or all shareholders within the immediately preceding three (3) years;~~

~~(d) a statement of the names and usual business addresses of the Directors and principal officers of the Company;~~

~~(e) voting trust agreements;~~

~~(f) shareholder control agreements;~~

~~(g) financial statements as described in Section 11.03 hereof. Section 11.03. Financial Statements.~~

~~Section 11.03-a. Required Financial Statements. The financial statements required to be kept by the Board of Directors at the principal executive or registered office of the Company pursuant to Section 11.02(g) hereof are as follows:~~

~~(1) Annual Financial Statements. The Company shall keep annual financial statements for the Company, including at least a balance sheet as of the end of, and a statement of income for, each fiscal year.~~

~~(2) Interim Financial Statements. The Company shall keep financial statements for the most recent interim period prepared in the course of the operations of the Company for distribution to the shareholders or to a governmental agency as a matter of public record.~~

~~Section 11.03-b. Preparation of Annual Financial Statements. The annual financial statements required by Section 11.03-a(1) hereof shall be prepared on the basis of accounting methods reasonable in the circumstances and may be consolidated statements of the Company and one or more of its subsidiaries. In the case of statements audited by a public accountant, each copy shall be accompanied by a report setting forth the opinion of the accountant on the statements. In other cases, each copy shall be accompanied by a statement of the Chief Financial Officer of the Company stating the reasonable belief of such person that the financial statements were prepared in accordance with accounting methods reasonable in the circumstances, describing the basis of presentation, and describing any respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.~~

Section ~~11.04.~~10.03 Computerized Records. The records maintained by the Company, including its share register, financial records, and minute books, may utilize any information storage technique, including, for example, punched holes, printed or magnetized spots or micro-images, even though that makes them illegible visually, if the records can be converted~~, by machine and~~ accurately within a reasonable time~~,~~ into a form that is legible visually and whose contents are assembled by related subject matter to permit convenient use by persons in the normal course of business. ~~The Company shall convert any such records to legible form upon the request of a person entitled to inspect them under Section 12.01 hereof, and the expense of the conversion shall be borne by the person who bears the expense of copying pursuant to Section 12.01.~~

~~ARTICLE XII: INSPECTION OF BOOKS~~

~~Section 12.01. Examination and Copying by Shareholders. Every shareholder of the Company and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, and at the place or places where usually kept, the share register and all documents identified in Section 11.02 hereof. Other documents may be examined and copied (at the expense of the examining party) only upon the showing of a proper purpose. The expense of copying all documents identified in Section 11.02 hereof shall be borne by the Company. The Company shall bear the expense of copying the share register only if the shareholder shows a proper purpose.~~

~~Section 12.02. Information to Shareholders. Upon the written request by a shareholder of the Company, the Board of Directors shall furnish to him the most recent annual financial statement of the Company pursuant to Section 11.03-a(1) hereof.~~

~~ARTICLE XIII~~ XI~~: LOANS AND ADVANCES~~

Section ~~13.01.~~11.01 Loans, Guarantees, and Suretyship. The Company may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the Directors present at a lawfully convened meeting and such action (a) is in the usual and regular course of business of the Company, (b) is with, or for the benefit of, a related corporation or organization in which the Company has a financial interest, an organization with which the Company has a business relationship, or an organization to which the Company has the power to make donations, (c) unless otherwise prohibited by law, is with, or for the benefit of, an officer or other employee of the Company or a subsidiary, including an officer or employee who is a Director of the Company or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Company, or (d) has been approved by the affirmative vote of the holders of (1) two-thirds (2/3) of the ~~outstanding shares of the Company~~ voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (2) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote. The loan, guarantee, or other assistance may be with or without interest and may be unsecured or may be secured in any manner that a majority of the Board of Directors approves, including, without limitation, a pledge of or other security interest in shares of the Company.

Section ~~13.02.~~11.02 Advances to Officers, Directors, and Employees. The Company may, without a vote of the Directors, advance money to its Directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

ARTICLE ~~XIV~~XII: INDEMNIFICATION

Section ~~14.01.~~12.01 Indemnification. The Company shall indemnify ~~any person made or threatened to be made a party to a proceeding by reason of such person’s being or having been a director, officer, member of a committee, employee, or agent of the Company against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding. The indemnification provided hereby and the eligibility of any person therefor shall be subject to the applicable provisions of~~ its present and former officers, Directors, committee members, employees and agents for such expenses and liabilities, in such manner, under such circumstances, and to the fullest extent, as required or permitted by the Minnesota Business Corporation Act, as ~~in effect~~ from time to time, or as required or permitted by other provisions of law.

ARTICLE ~~XV~~XIII: DEFINITIONS AND USAGE

Section ~~15.01.~~13.01 Singular, Plural, Masculine, Feminine, and Neuter. Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and words of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

CLEARFIELD

CLEARFIELD, INC.
7050 WINNETKA AVE N.
SUITE 100
BROOKLYN PARK, MN 55428

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Cheryl Beranek 02 Ronald G. Roth 03 Charles N. Hayssen 04 Donald R. Hayward 05 Patrick Goepel

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000260114_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

CLEARFIELD, INC.
Annual Meeting of Shareholders
February 25, 2016 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Cheryl Beranek and Daniel R. Herzog, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of CLEARFIELD, INC. held of record by the shareholder(s) on December 30, 2015 and that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 2:00 PM CST, on February 25, 2016, at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428, and any adjournment or postponement thereof, hereby revoking all former proxies.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000260114_2 R1.0.0.51160

Continued and to be signed on reverse side